AMENDED AND RESTATED LOAN AGREEMENT

STATE OF TEXAS

COUNTY OF TRAVIS

     This Amended and Restated Loan Agreement (this "Agreement") is made and entered into as of the 27th day of June, 1996, by and between NATIONAL INSTRUMENTS CORPORATION ("Borrower"), a Delaware corporation, and NATIONSBANK OF TEXAS, N. A. ("Lender"), a national banking association, who stipulate, contract and agree as follows:
                                   Recitations

     1. Lender concluded on July 6, 1993, with National Instruments Corporation, a Texas corporation, a comprehensive Loan Agreement, which governed multiple extensions of credit by Lender to National Instruments Corporation, a Texas corporation. As shown by a certain Agreement of Consent and Assumption effective as of May 26, 1994, National Instruments Corporation, a Texas corporation, merged into Borrower, with Borrower being the surviving corporation. With Lender's consent, Borrower became possessed of all rights, privileges, powers, and franchises of National Instruments Corporation, a Texas corporation, and assumed all liabilities, duties and responsibilities of National Instruments Corporation, a Texas corporation, under said prior agreement.

     2. Lender and Borrower have modified said prior Loan Agreement by a certain Supplement to and Amendment of Loan Agreement effective June 30, 1994, by a certain Second Amendment of Loan Agreement effective August 25, 1994, and by a certain Third Amendment of Loan Agreement effective June 30, 1995. Said prior Loan Agreement, as so modified, is referred to in this Agreement as the Prior Agreement. Lender and Borrower desire to change the Prior Agreement in certain additional respects and desire also, in the interest of simplicity, to replace the Prior Agreement with a single document. Lender and Borrower have accordingly concluded this Agreement, which replaces the Prior Agreement in its entirety.

                                Other Agreements

     1. Definitions. Unless a particular word or phrase is otherwise defined or the context otherwise requires, each of the following listed terms as used in this Agreement has the meaning indicated below (such meaning to be applicable to both the singular and plural forms of such term):

     Each of the terms Accounts, Account Debtor, Contract Rights, Chattel Paper, Equipment, Fixtures, Proceeds, Security Interest and Security Agreement, whether or not used with first letters capitalized, shall have the respective meanings assigned or ascribed to them in the Texas Business and Commerce Code in force on the date the document using such term was executed.

     ADJUSTED EURODOLLAR RATE shall mean, for and with respect to a Eurodollar Tranch, a fixed per annum rate equal to the quotient produced by dividing (i) the percentage rate of interest determined by Lender at or about 10:00 a.m. Austin, Texas, U.S.A. time on the second business day preceding the date of advance, to be the average (rounded up to the nearest whole multiple of 1/16th of 1.0% per annum, if such average is not such a multiple) of the per annum rates at which deposits in Dollars are offered to Lender (or to an affiliate of Lender) in the interbank eurodollar market in an amount substantially equal to the amount of that Eurodollar Tranch and for a period that is substantially the same as that Eurodollar Interest Period, by (ii) the remainder produced by subtracting the Eurodollar Reserve Percentage (expressed as a decimal in one hundredths [e.g., 100% = 1.0; 1.0% = .01; etc.]) from 1.0.

     AGREEMENT shall mean this Loan Agreement.

     ALTERNATE RATE shall mean a fixed rate equal to the sum of an Adjusted Eurodollar Rate plus eighty-five one-hundredths of one percent (.85%) per annum, not to exceed the Highest Lawful Rate, in regard to the Revolving Line; the sum of an Adjusted Eurodollar Rate plus one and twenty-five one- hundredths percent (1.25%) per annum, not to exceed the Highest Lawful Rate, in regard to the New Equipment Line; and the sum of an Adjusted Eurodollar Rate plus one percent (1%) per annum, not to exceed the Highest Lawful Rate, in regard to the New Building Loan.

     BORROWING BASE shall mean an amount equal to the sum of (a) eighty percent (80%) of all Eligible Domestic Accounts, and (b) fifty percent (50%) of all Inventory of finished goods located in the United States, valued at the lesser of cost or market value, provided that such amount included in the Borrowing Base on account of Inventory is limited to no more than $2,000,000.00.

     BORROWING BASE CERTIFICATE shall mean a certification by Borrower of the Borrowing Base. (See Section 6.2.2 and Exhibit "1").

     CASH FLOW shall mean Net Income, plus (a) depreciation, depletion, obsolescence and amortization of property determined in accordance with Generally Accepted Accounting Principles, plus (b) deferred taxes, reserves and other non-cash charges deducted from receipts in accordance with Generally Accepted Accounting Principles in determining Net Income.

     CODE shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

     COLLATERAL shall mean all property, tangible or intangible, real, personal or mixed, now or hereafter subject to the Security Documents, or intended so to be.

     CONSOLIDATED shall mean, as applied to any term used in this Agreement, the relevant figures for Borrower and the Subsidiaries on a consolidated basis determined, so far as reasonably possible, in accordance with Generally Accepted Accounting Principles after eliminating all inter-company items and minority interests.

     CONSOLIDATING shall mean, as applied to any term used in this Agreement, the relevant figures for Borrower and the Subsidiaries, on a Consolidated Basis and including individual profit and loss statements and balance sheets of Borrower and the Subsidiaries with eliminating entries canceling transactions between Borrower and the Subsidiaries.

     CURRENT ACCOUNTS RECEIVABLE shall mean all Accounts, that as of the date of any determination of Current Accounts Receivable: (a) are payable by Eligible Domestic Account Debtors and are due and payable not more than forty-five (45) days from the date of the invoice or agreement evidencing same; (b) have been billed within thirty (30) days after the shipment of the goods or the providing of services giving rise to the Account and are not more than ninety (90) days past due; (c) arise from the performance of services by Borrower which have been fully performed, or from the absolute sale of goods by Borrower in which Borrower had the sole and complete ownership, and the goods have been shipped and delivered to the Account Debtor (evidencing which Borrower has possession of shipping and delivery receipts); (d) are not subject in any material amount to set-off, counterclaim, defense, allowance or adjustment (other than discounts for prompt payment shown on the invoice) or to dispute, objection or complaint by the Account Debtor concerning its liability on the Account, and the goods, the sale of which gave rise to the Account, have not been returned, rejected, or lost or damaged on shipment; and (e) arose in the ordinary course of business of Borrower, and no notice of bankruptcy, insolvency or financial embarrassment of the Account Debtor has been received by Borrower.

     CURRENT ASSETS, to the extent permitted by and as determined in accordance with Generally Accepted Accounting Principles, shall include all (1) cash on hand or in transit or on deposit in a bank or trust company which has not suspended business; (2) Permitted Investment Securities valued at not more than the lesser of cost or current market value; (3) accounts receivable; (4) inventories of raw materials and supplies, or work or materials in process and of finished products, all valued at not more than the lesser of cost or current market value; and (5) such other assets as, in accordance with Generally Accepted Accounting Principles, would be included in "current assets"; all after deduction of adequate reserves in each case where a reserve is proper under Generally Accepted Accounting Principles; provided that, notwithstanding the foregoing, in computing Current Assets there shall be excluded (a) all Investments other than those permitted to be included in this definition by clause (2) hereof, (b) all franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, good will, experimental or organizational expense and other like intangibles, (c) all loans to, advances to, and any other receivables from officers, stockholders, directors, or employees of Borrower or Subsidiaries which are each in an amount in excess of $10,000.00.

     CURRENT LIABILITIES shall mean all indebtedness due on demand or within one year after the date as of which the determination is made and, without limitation, shall include for any Person all (1) final maturities and prepayments of indebtedness and sinking fund payments required to be made in respect of any indebtedness within one year after said date, (2) taxes payable or accrued as estimated and deferred income taxes due for the Fiscal Year in which such determination is made arising from differences in reporting depreciation and other non-cash charges for tax purposes and for corporate financial purposes, (3) indebtedness owing to any employee, officer, director, stockholder or Subsidiary which is due within one year, (4) accrued liabilities,
(5) principal payments required to be made with respect to capitalized leases within one year of said date, and (6) other items which in accordance with Generally Accepted Accounting Principles would be included as current liabilities.

     CURRENT MATURITIES COVERAGE RATIO shall mean, as of any particular date, the ratio of (a) Cash Flow during the twelve months ending immediately before such particular date, less unfinanced capital expenditures, to (b) the sum of
(i) all scheduled principal payments that will be due on long-term indebtedness during the next twelve months, plus (ii) all "principal" payments due with respect to capitalized leases during such twelve months. For the purpose of the foregoing, any capital expenditure financed under the Revolving Line or any of the other Loans shall be treated as a "financed" capital expenditure.

     CURRENT   RATIO  shall  mean  the  ratio  of  Current   Assets  to  Current
Liabilities.

     DOLLAR ADVANCE shall mean an advance under the Revolving Line which is denominated in Dollars.

     DOLLAR EQUIVALENT shall mean the amount in Dollars which shall be equivalent on any particular date (as conclusively ascertained by Lender absent manifest error) to a specified amount in a foreign currency and, generally speaking, is the amount of Dollars which could be purchased with such amount in a foreign currency in the London foreign currency deposits market for delivery on such date at the spot rate of exchange prevailing on such date.

     DOLLAR REFERENCE RATE shall mean a varying, per annum rate of interest equal to the Prime Rate less one-half of one percent (1/2 of 1%) per annum. The Dollar Reference Rate shall change automatically from time to time with each change in the Prime Rate, as of the date of each such change, without notice to Borrower or any other Person.

     DOLLARS shall mean dollars of the United States of America.

     DOMESTIC SUBSIDIARY shall mean a Subsidiary organized or incorporated under the laws of Texas or another state of United States of America.

     ELIGIBLE DOMESTIC ACCOUNT DEBTOR shall mean an Account Debtor of Borrower that is United States-based and that is not a Subsidiary or a shareholder of Borrower or a Subsidiary.

     ELIGIBLE DOMESTIC ACCOUNTS shall mean all Current Accounts Receivable payable by Eligible Domestic Account Debtors which Borrower believes to be collectible. Eligible Domestic Accounts do not include any account receivable which represents a retainage or which is an account which Lender reasonably determines may be uncollectible after consultation with Borrower.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

     EURODOLLAR INTEREST PERIOD shall mean the period of existence of a Eurodollar Tranch properly designated by Borrower. That is to say, it is the period of time for which a Tranch is to bear interest at the Alternate Rate.

     EURODOLLAR RESERVE PERCENTAGE shall mean, for each term of a Foreign Currency Advance and for each Eurodollar Interest Period of a Eurodollar Tranch, the maximum reserve requirement including any supplemental and emergency reserves (expressed as a percentage) applicable during such term or Eurodollar Interest Period to member banks of the Federal Reserve System in respect of "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System, or such substituted or amended reserve requirement as may be hereafter applicable to member banks of the Federal Reserve System in respect of such Eurocurrency liabilities or other foreign currency liabilities of the nature contemplated by this Agreement.

     EURODOLLAR TRANCH shall mean that portion of the unpaid principal balance of a Loan which is bearing interest at a particular Alternate Rate during a particular Eurodollar Interest Period.

     FISCAL YEAR OF BORROWER shall mean the period beginning on January 1 and ending on December 31.

     FOREIGN CURRENCY ADVANCE shall mean an advance under the Revolving Line which is in a foreign currency.

     FOREIGN CURRENCY RATE shall mean, in relation to the term of each Foreign Currency Advance, a fixed per annum rate for such term equal to the quotient produced by dividing (a) the sum of (i) the percentage rate of interest determined by Lender at or about 10:00 a.m. Austin, Texas, U.S.A. time on the second business day preceding the anticipated date of advance, to be the per annum rate at which deposits of the type of foreign currency denominated during such term are offered to Lender by prime banks in the London foreign currency deposits market, at the time of determination and in accordance with the usual practice in such market, for delivery on the first day of such term and for the number of days comprised therein, in amounts of such currency equal (as nearly as may be) to the principal amount of the advance, and (ii) an additional percentage rate of interest not to exceed one-half of one percent (1/2 of 1%) per annum to compensate Lender for making advances having a Dollar Equivalent of less than $1,000,000.00 each, by (b) the remainder produced by subtracting the Eurodollar Reserve Percentage (expressed as a decimal in one hundredths [e.g., 100% = 1.0; 1.0% = .01; etc.]) from 1.0.

     FOREIGN EXCHANGE TRADING TRANSACTIONS shall mean all foreign exchange transactions entered into by Lender on behalf of Borrower including, without limitation, spot foreign exchange contracts, forward foreign exchange contracts and foreign exchange options.

     FOREIGN   SUBSIDIARY   shall  mean  a  Subsidiary  which  is  organized  or
incorporated under the laws of a foreign country.

     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES shall mean, as to a particular Person, such accounting practice as, in the opinion of the independent accountants of recognized standing regularly retained by such Person and acceptable to Lender, conforms at the time to Generally Accepted Accounting Principles, consistently applied. Generally Accepted Accounting Principles means those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to Lender, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition and results of operations and changes in cash flow of such Person. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board in order for such principle or practice to continue as a Generally Accepted Accounting Principle or practice, all reports and financial statements required hereunder may be prepared in accordance with such change only after written notice of such change is given to Lender. Any accounting terms used in this Agreement but not defined herein shall have the same meaning as promulgated by the Financial Accounting Standards Board.

     HAZARDOUS MATERIALS shall mean (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response,
Compensation  and  Liability  Act of 1980  (42  U.S.C.  Section  9601  et  seq.)
("CERCLA"), as amended from time to time, and regulations promulgated thereunder; (iii) asbestos; (iv) polychlorinated biphenyls; (v) any substance the presence of which on any of Borrower's property is prohibited by any governmental authority; and (vi) any other substance which by any governmental requirement requires special handling in its collection, storage, treatment or disposal.

     HIGHEST LAWFUL RATE shall mean the maximum nonusurious rate of interest permitted to be charged, contracted for, received or collected by applicable federal or Texas law (whichever shall permit the higher lawful rate) from time to time in effect. At all times, if any, as Chapter One of the Texas Credit Code shall establish the Highest Lawful Rate, the Highest Lawful Rate shall be the "indicated rate ceiling" (as defined in Chapter One) from time to time in effect. If the obligation is an open-end account, Lender may from time to time, as to then-current and future balances, implement any other ceiling under Chapter One and/or revise the index, formula, or provision of law used to compute the rate on such obligation, if and to the extent permitted by, and in the manner provided in, Chapter One.

     INVENTORY, whether or not used with first letter capitalized, shall mean goods held by Borrower in the United States for sale or lease or to be furnished under contracts of service, or raw materials, excluding materials used or consumed by Borrower in its business.

     INVESTMENT shall mean the purchase or other acquisition of any securities or indebtedness of, or the making of any loan, advance, transfer of property, or capital contribution to, or the incurring of any liability, contingently or otherwise, respecting the indebtedness of, any Person.

     LIEN shall mean any mortgage, pledge, charge, encumbrance, security interest, collateral assignment, or other lien or restriction of any kind, whether based on common law, constitutional provision, statute, or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions.

     LOANS shall mean the Loans made or intended to be made by Lender to Borrower as described in Section 2 of this Agreement.

     LOAN DOCUMENTS shall mean this Agreement, the notes evidencing the Loans, all Security Documents, the Deeds of Trust, all instruments, certificates and agreements now or hereafter executed or delivered to Lender pursuant to any of the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

     NET INCOME and NET LOSS shall mean gross revenues and other proper income credits, less all proper expenses (including taxes and interest), all determined in accordance with Generally Accepted Accounting Principles; provided, that there shall not be included in such revenues any item which is classified as "extraordinary" in accordance with Generally Accepted Accounting Principles.

     OFFICER'S CERTIFICATE shall mean a certificate signed in the name of the relevant business entity by either its President, one of its Vice Presidents, its Treasurer, its Secretary or its Chief Financial Officer.

     ORGANIZATIONAL DOCUMENTS shall mean, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a general partnership, the partnership agreement establishing such partnership, with respect to a limited partnership, the partnership agreement establishing such partnership and the certificate of limited partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture, and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof which are consented to by Lender.

     PARTIES  shall  mean all  Persons  other  than  Lender  executing  any Loan
Document.

     PERMITTED INVESTMENT SECURITIES shall mean cash, money market funds, Government and Government Agency Securities, including: (1) taxable investments in (i) U.S. Government and U.S. Government Obligations, (ii) Repurchase Agreements, (iii) Domestic Certificates of Deposit, Bankers Acceptances and Time Deposits, (iv) Eurodollar Certificates of Deposit and Time Deposits, (v)
Corporate Obligations, Medium Term Notes and Deposit Notes, (vi) Commercial Paper and (vii) Auction Rate Preferreds; (2) tax-exempt investments in the form of (i) Variable Rate Demand Notes, (ii) Puttable Bonds, (iii) Commercial Paper,
(iv) General Obligation & Revenue Bonds and (v) Auction Rate Securities; and (3) foreign currency forward contracts specifically undertaken for the purpose of hedging foreign currency receivable exposure. In order to qualify as Permitted Investment Securities, Commercial Paper must be A2/P2 or better; taxable instruments must be Aa/AA or better; Municipal Notes must be Mig2/A-2 or better; and Municipal Obligations must be AA or better.

     PERSON shall mean any individual, business entity, trust, unincorporated organization, governmental authority, or any other form of entity.

     PLAN shall mean any plan subject to Title IV of ERISA and maintained for employees of Borrower or of any member of a "controlled group of corporations," as such term is defined in the Code, of which Borrower is a part, or any such plan to which Borrower is required to contribute on behalf of its employees.

     PRIME RATE shall mean the varying, per annum rate of interest which is announced or determined from time to time by the credit policy committee of Lender as Lender's prime rate. The Prime Rate does not necessarily represent the lowest or best rate actually charged to any customer by Lender. Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. The Prime Rate shall change automatically from time to time with each change in the Prime Rate, as of the date of each such change, without notice to Borrower or any other Person.

     SECURITY DOCUMENTS shall mean this Agreement, the Security Agreements, the Deeds of Trust, and any and all other Agreements, mortgages, security agreements, pledges, assignments of income, assignments of contract rights, subordination agreements, undertakings and other instruments and financing statements now or hereafter executed and delivered by any Person (other than solely by Lender and/or any other creditor participating in the Loans evidenced by the notes or any collateral or security therefor) in connection with, or as security for the payment or performance of, the notes evidencing the Loans or any indebtedness under this Agreement.

     SUBSIDIARY shall mean a corporation, joint stock company, partnership or other business entity of which fifty-one percent (51%) , or more, of the indicia of equity rights (whether outstanding capital stock or otherwise) is now owned or is hereafter acquired by Borrower and/or by one or more of the Subsidiaries and each entity which is actually controlled by Borrower and/or one or more of the Subsidiaries, although such parties own less than fifty-one percent (51%) of the indicia of equity rights of the same. The Subsidiaries currently existing are identified on Exhibit "1a" attached hereto and made a part hereof.

     TANGIBLE NET WORTH shall mean total assets (valued at lower of cost or market value less normal depreciation), less (1) all intangibles and (2) Total Liabilities. The term "intangibles" shall include, without limitation, (i) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, (ii) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses (excluding licenses to use computer software), permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like intangibles, and (iii) foreign currency translation adjustments.

     TOTAL LIABILITIES shall mean and include (1) all items which in accordance with Generally Accepted Accounting Principles would be included on the liability side of a balance sheet (except as provided below) on the date as of which Total Liabilities are to be determined (excluding capital stock, surplus, surplus reserves and deferred credits) and (2) obligations under leases which have been capitalized; provided that such term shall not mean or include any indebtedness in respect of which monies sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such indebtedness may be duly called for redemption and payment) have been deposited with a depository, agency or trustee acceptable to Lender in trust for the payment thereof, and shall not include deferred federal income tax until the tax is owed and treated as an account payable.

     TRANCH shall mean that portion of the unpaid principal balance of a Loan which is bearing interest at a particular rate for a particular term or interest period.

2.       The Loans.

     Subject to the terms and conditions of this Agreement and of the respective notes evidencing the same, Lender has made or is making available to Borrower a revolving line of credit for working capital (the "Revolving Line"), a line of credit for purchase of new equipment (the "New Equipment Line"), a loan to refinance indebtedness on Borrower's existing equipment (the "Existing Equipment Loan"), a loan to refinance indebtedness on Borrower's existing building (the "Existing Building Loan"), and a loan which is referred to herein and was referred to in the Prior Agreement as the New Building Loan. Lender earlier extended to Borrower a loan to finance Borrower's purchase of a tract of approximately 65.250 acres in Travis County, Texas, which loan was referred to in the Prior Agreement as the Land Purchase Loan. Said Land Purchase Loan was renewed and extended into and combined with an additional advance by Lender to Borrower to finance construction of a building on such acreage, this combined loan having been referred to in the Prior Agreement as the Interim Construction Loan. Following completion of construction of Borrower's building, the Interim Construction Loan was renewed and extended to comprise the New Building Loan.

     2.1 The Revolving Line. The Revolving Line is evidenced by a certain promissory note dated July 16, 1993, in the principal sum of $8,000,000.00, as extended by a certain Extension of Revolving Line of Credit effective June 30, 1994, and by a certain Second Extension of Revolving Line of Credit effective June 30, 1995.

     Term - The parties are executing that certain Third Extension of Revolving Line of Credit of which a blank copy is attached hereto and made a part hereof as Exhibit 2.1, in order to extend the term of the Revolving Line through June 30, 1998. Unless the term of the Revolving Line is further extended, no Foreign Currency Advance shall be made for a term which extends beyond said date and no Eurodollar Interest Period shall extend beyond said date.

     Purpose - The Revolving Line is intended to support Borrower's working capital needs by means of advances in either domestic or foreign currencies, to provide for the issuance of letters of credit and to provide for foreign exchange transactions.

     Amount - The amount available to be drawn at any given time under the Revolving Line shall be the lesser of (i) $8,000,000.00 or (ii) an amount equal to the Borrowing Base, as the Borrowing Base may fluctuate from time to time; less in either case the sum of (a) the aggregate principal amount of Dollar Advances remaining outstanding and all outstanding letters of credit issued under the Revolving Line; (b) 115% of the Dollar Equivalent of the aggregate principal amount of Foreign Currency Advances remaining outstanding, and (c) 15% of all active Foreign Trading Transactions which are entered into by Lender on behalf of Borrower.

     Foreign Currency Option - Advances under the Revolving Line may be either in Dollars ("Dollar Advances") or, if Borrower requests and Lender accepts, in a foreign currency designated by Borrower ("Foreign Currency Advances"). The foreign currencies in which it is contemplated at this time that advances may feasibly be made include the following: Japanese Yen, French Franc, British Pound, Deutsch Mark, Italian Lira, Swiss Franc, Norwegian Kroner, Swedish Kroner, Australian Dollar, Canadian Dollar, Dutch Guilder, Spanish Peseta, Danish Kroner, Belgium Franc, Finnish Marks, Singapore Dollar, Taiwanese Dollar, Hong Kong Dollar, Israeli Shekels, Mexican Pesos and Irish Punts.

     Special Provisions Concerning Foreign Currency Advances - Each Foreign Currency Advance requested by Borrower shall be for an amount having a Dollar Equivalent of at least $50,000.00 and shall be for a limited term of not less than thirty (30) days and not more than one (1) year. Lender may decline to make a requested Foreign Currency Advance for any reason which Lender in good faith deems sound, in Lender's sole discretion, including without limitation a determination by Lender that the currency requested by Borrower is excessively volatile, or is not freely transferable and convertible into Dollars, or that it is impracticable for Lender to fund such advance or that the advance risks illegality or involves significant costs not anticipated by Lender. Lender shall not decline to make a requested Foreign Currency Advance simply because the requested advance involves incidental or minor inconvenience or expense. If Lender declines to extend a requested Foreign Currency Advance, Borrower may obtain a substitute advance in Dollars or, subject to Lender's acceptance, a different foreign currency. If Lender shall determine that any adverse changes affecting any foreign currency deposit market or any applicable law (whether as a result of a change thereof or otherwise) make it impracticable or unlawful for Lender to make Foreign Currency Advances generally or to make advances in a particular foreign currency, then Lender may notify Borrower of such determination in writing and Borrower shall not request any further Foreign Currency Advances or advances in the particular foreign currency, as the case may be, until and unless Borrower is notified in writing of a determination by Lender that such advances are again feasible. In the event Borrower fails to repay any Foreign Currency Advance on the last day of the term of such Foreign Currency Advance, Borrower shall, upon demand by Lender, pay to Lender, for the account of Lender, all amounts reasonably determined by Lender to be necessary to compensate Lender for such failure, including without limitation any losses incurred by Lender in converting funds to and/or from the foreign currency involved, wiring costs, loss of interest or additional interest costs incurred. In the event a Foreign Currency Advance is not repaid on the last day of the term of such Foreign Currency Advance and Lender pursues collection of the same from Borrower, Lender may, at its option, either pursue collection of such delinquent amount denominated in the foreign currency which was the subject of the advance or the Dollar Equivalent of the same, determined as of the date on which Borrower repays the indebtedness incurred by Lender in order to make such Foreign Currency Advance.

     Interest Rate on Dollar Advances - Dollar Advances under the Revolving Line shall bear interest at the Dollar Reference Rate, except that any amount which Borrower elects to designate as a Eurodollar Tranch shall bear interest at the Alternate Rate. At any time, and from time to time, Borrower may designate an amount to be advanced or an amount currently outstanding (other than a Foreign Currency Advance) as a Eurodollar Tranch; provided, however that each Eurodollar Tranch shall be in the amount of at least $500,000.00 and shall be for a designated term (the Eurodollar Interest Period) of one month, two months or three months. Borrower shall exercise its option to designate a Eurodollar Tranch by giving written notice thereof to Lender at least three (3) business days prior to the beginning of the Eurodollar Interest Period for such Tranch, which notice shall identify the amount of the Tranch, the first day of the Eurodollar Interest Period for the same and the length of such Eurodollar Interest Period. Each Eurodollar Tranch designated by Borrower, as herein described, or in such other manner as Lender may accept, shall bear interest at the Alternate Rate during its Eurodollar Interest Period. A Eurodollar Tranch shall cease to exist as such upon the expiration of its Eurodollar Interest Period and the amount of principal indebtedness which formerly constituted a Eurodollar Tranch, bearing interest at the Alternate Rate, shall thereafter bear interest at the Dollar Reference Rate.
     On any date for determining the Alternate Rate for any Eurodollar Tranch that by reason of any one or more changes arising on or after the date of this Agreement affecting the interbank eurodollar market, Dollar deposits in an amount substantially equal to that Eurodollar Tranch (and/or for a period substantially equal to the relevant Eurodollar Interest Period) are not generally available in the interbank eurodollar market or adequate and fair means do not exist for ascertaining the Adjusted Eurodollar Rate on the basis provided for herein, then the Alternate Rate will not be available for that Tranch and the Dollar Reference Rate shall apply. At any time that the initiation or the continued use of the Alternate Rate has become unlawful, under Lender's good faith interpretation of any law, governmental rule, regulation, guideline or order (or would conflict with any such rule, regulation, guideline or order not having the force of law), or has become impractical as the result of a contingency occurring on or after the date of this Agreement which materially and adversely affects the interbank eurodollar market, then the Alternate Rate shall no longer be available, the Dollar Reference Rate shall apply and any exercise by Borrower of an option to designate a Eurodollar Tranch shall be ineffective.

     Interest Rate on Foreign Currency Advances - Foreign Currency Advances shall bear interest at a fixed per annum rate equal to the Foreign Currency Rate plus two percent (2%) per annum, but never to exceed the Highest Lawful Rate.

     Procedure for Advances - Each request for an advance under the Revolving Line which includes the designation of a Eurodollar Tranch and/or a request for a Foreign Currency Advance shall be submitted in writing, in the form attached hereto as Exhibit "2.1a" and made a part hereof, no later than 10:00 a.m. Austin, Texas, time on the third business day preceding the requested date of advance. Each other request for an advance must be received no later than 1:00 p.m. Austin, Texas, time on the date of the advance and may be submitted verbally unless Lender requires otherwise.
     Any request to renew or extend a Eurodollar Tranch (that is, to "redesignate" a Eurodollar Tranch) or to renew or extend the term of a Foreign Currency Advance (such an extension being tantamount to a new Foreign Currency Advance) shall similarly be submitted in writing in the form attached hereto as Exhibit "2.1a" and must be received no later than 10:00 a.m. Austin, Texas, time on the third business day preceding either the last day of the Eurodollar Interest Period of the Eurodollar Tranch which is being extended or the last day of the term of the Foreign Currency Advance which is being extended. Each such request is subject to the same terms and conditions as those which govern the initial designation of a Eurodollar Tranch or an initial advance of foreign currency.

     Repayment - Interest is payable quarter-annually, at the end of each calendar quarter, and principal is due and payable at maturity of the Revolving Line, except as follows: (a) interest on each Eurodollar Tranch is due on the last day of the Eurodollar Interest Period for such Tranch, without regard to whether such Tranch is extended or redesignated; and (b) interest on each Foreign Currency Advance is due on the last day of the term of such Foreign
Currency Advance, without regard to whether such term is extended, and the principal amount of each Foreign Currency Advance is due on the last day of the term of such Foreign Currency Advance unless such term is extended. Repayment of Dollar Advances shall be made in Austin, Travis County, Texas, and repayment of Foreign Currency Advances shall be made in the foreign currency advanced at a depository designated by Lender in the country in which such currency is legal tender during business hours of such designated depository.

     Prepayment - Advances may be prepaid in whole or in part without penalty and without notice at any time, except that a Eurodollar Tranch may not be paid prior to expiration of its Eurodollar Interest Period and a Foreign Currency Advance may not be paid prior to the expiration of the term of such advance.

     Mandatory Prepayment - If the sum of (a) the aggregate amount of Dollar Advances remaining outstanding and all outstanding letters of credit issued under the Revolving Line, (b) 115% of the Dollar Equivalent of the aggregate amount of Foreign Currency Advances remaining outstanding, and (c) 15% of all active Foreign Exchange Trading Transactions which are entered into by Lender on behalf of Borrower, at any time exceeds the Borrowing Base as disclosed by the most recent Borrowing Base Certificate, Borrower shall, within ten (10) days following receipt from Lender of notice of such excess, make a prepayment in Dollars on the Revolving line in the amount of such excess. No such prepayment shall be required, however, to the extent that the prepayment would unavoidably effect the prepayment of any Eurodollar Tranch or Foreign Currency Advance.

     Fee - Borrower shall pay to Lender a fee in the amount of one eighth of one percent (1/8 of 1%) per annum on the average daily unused portion of the Revolving Line, which fee shall be billed or invoiced and shall be due quarterly in arrears within ten (10) days following the end of each calendar quarter. The unused portion of the Revolving Line on a given day shall be the difference between $8,000,000.00 and the sum of (i) the aggregate amount of Dollar Advances remaining outstanding under the Revolving Line and (ii) the Dollar Equivalent of the aggregate of Foreign Currency Advances remaining outstanding under the Revolving Line.

     Collateral - Payment of the Revolving Line shall be secured by all collateral which secures any indebtedness or obligation of Borrower to Lender, but shall be deemed secured primarily by first priority security interests, duly perfected, in all accounts, inventory, contract rights and chattel paper of Borrower. Additionally, as set forth at section 7.2, below, Borrower is extending a negative covenant in regard to certain assets of the Subsidiaries.

     Renewal and Extension - Lender will consider allowing an extension of the Revolving Line for an additional period of one (1) year at each June 30. Upon any repricing of the Revolving Line for the period June 30, 1998, through June 30, 2000, incident to renewal or extension, the Dollar Reference Rate shall be increased to no more than a varying, per annum rate equal to the Prime Rate.

     2.2 The New Equipment Line. Each advance and each note executed under the New Equipment Line shall be in the amount of at least $500,000.00 and shall be evidenced by a note (a "New Equipment Note") substantially in the form of Exhibit "2.2" attached hereto and made a part hereof.

     Purpose - To finance or refinance up to 75% of the cost of new equipment.

     Amount - Up to $7,500,000.00.

     Term - Availability for advances under the New Equipment Line shall lapse after June 30, 1997, meaning that no new advances shall occur after said date unless properly requested prior to said date. Each New Equipment Note shall have a term of three (3) to five (5) years from its inception, such term to be determined reasonably by Lender at the time the advance is requested based upon the type of equipment being financed (with particular attention being given to the anticipated useful life thereof).

     Interest Rate - Each New Equipment Note, at Borrower's option, shall bear interest at either (i) a varying, per annum rate equal to the Prime Rate, or
(ii) a fixed rate equal to the published U. S. Treasury Index for issues with maturity dates similar to the New Equipment Note which is current at the inception of the New Equipment Note, plus one and one-quarter percent (1 & 1/4%) per annum; provided, however, that each portion of the indebtedness evidenced by a New Equipment Note which borrower properly designates as a Eurodollar Tranch shall bear interest at the Alternate Rate. The terms and conditions under which Borrower may designate a Eurodollar Tranch, and all other provisions concerning such alternate pricing, are the same as those set forth in Section 2.1, above, under "Interest Rate on Dollar Advances," including without limitation the minimum Tranch amount of $500,000.00 and the requirement of advance notice, except that each Eurodollar Tranch designated under the New Equipment Line shall have a Eurodollar Interest Period of either six months or one year and upon the expiration of a Eurodollar Interest Period, the principal indebtedness which formerly comprised a Eurodollar Tranch shall bear interest at the Prime Rate.

     Procedure for Advances - Borrower shall submit a written request for advance, accompanied by copies of invoices, and shall execute a New Equipment Note, security agreement and financing statement prepared by Lender. Each request for advance shall cover only equipment purchased within one hundred eighty (180) days prior to submission of such request.

     Prepayment - Advances under the New Equipment Line may be prepaid in whole or in part without penalty and without notice at any time; provided, however, that the principal amount of a Eurodollar Tranch may not be paid prior to the expiration of its Eurodollar Interest Period, except as provided below.

     Repayment - Each New Equipment Note shall require equal quarterly payments of principal, together with accrued interest, sufficient to fully amortize the indebtedness evidenced by the note by the note's maturity date. Prepayment of the principal amount of a Eurodollar Tranch is permitted to the extent, and only to the extent, that such prepayment is necessary to maintain scheduled amortization of a particular New Equipment Note. That is to say, principal payments on each New Equipment Note shall first be applied to that portion, if any, of the indebtedness evidenced by such note which is not a Eurodollar Tranch. For the purpose of determining when quarterly payments of interest are due, each Eurodollar Tranch shall be treated as a separate item of indebtedness in that with respect to each Eurodollar Tranch having a Eurodollar Interest Period of six (6) months, interest shall be due three (3) months and six (6) months from the inception of such Tranch, and with respect to each Eurodollar Tranch having a Eurodollar Interest Period of one (1) year, interest shall be due three (3) months, six (6) months, nine (9) months and one (1) year from the date of inception of such Tranch.

     Collateral - Payment of the New Equipment Line shall be secured by all collateral which secures any indebtedness or obligation of Borrower to Lender, but shall be deemed secured primarily by a first priority security interest, duly perfected, in all equipment financed, together with hazard insurance on said equipment in amounts and by issuers reasonably acceptable to Lender, with Lender shown as loss payee. Only equipment purchased by Borrower shall be financed. All such equipment shall remain in the United States and no equipment shall be moved outside Texas unless a financing statement or such other instrument as may be required to continue perfection of Lender's security interest is duly filed in the state to which the equipment is moved.

     2.3 The Existing Equipment Loan. The Existing Equipment Loan is evidenced by a certain promissory note dated July 16, 1993, in the principal sum of $3,900,000.00, payable as therein provided and being for a term ending June 30, 1997.

     Purpose - To refinance indebtedness to Texas Commerce Bank-Austin, National Association, on Borrower's existing equipment.

     Prepayment - May be prepaid in whole or in part without penalty and without notice at any time.

     Collateral - Payment of the Existing Equipment Loan shall be secured by all collateral which secures any indebtedness or obligation of Borrower to Lender, but is deemed secured primarily by a first priority security interest, duly perfected, in all of Borrower's existing equipment, together with hazard insurance thereon in amounts and by issuers reasonably acceptable to Lender, with Lender shown as loss payee.

     2.4 The Existing Building Loan. The Existing Building Loan is evidenced by a promissory note dated March 1, 1991, payable to Franklin Federal Bancorp in the principal sum of $4,200,000.00, said note and liens securing the same having been transferred and assigned by Franklin Federal Bancorp to Lender, as renewed, extended, and/or otherwise modified by a certain Extension and Modification of Real Estate Note and Lien effective July 9, 1993. The Existing Building Loan is payable upon terms set forth or referred to in said note and said Extension and Modification of Real Estate Note and Lien over a term extending through July 9, 2000.

     Purpose - To refinance Borrower's existing indebtedness to Franklin Federal Bancorp on Borrower's existing building located at 6504 Bridge Point Parkway, Austin, Travis County, Texas.

     Prepayment - The Existing Building Loan may be prepaid in whole or in part without penalty and without notice at any time.

     Collateral - Payment of the Existing Building Loan is secured by all collateral which secures any indebtedness or obligation of Borrower to Lender, but is deemed secured primarily by a first lien deed of trust and security agreement covering Lot 2, Hidden Valley-Phase B, a subdivision in Travis County, Texas, said property being known locally as 6504 Bridge Point Parkway, Austin, Travis County, Texas, together with all improvements thereon.

     2.5 The New Building Loan. The New Building Loan is evidenced by a certain Real Estate Lien Note dated August 25, 1994, in the principal sum of $8,480,000.00, as renewed, extended and/or otherwise modified by a certain Extension and Modification of Real Estate Note and Lien effective June 30, 1995. The New Building Loan is payable on terms set forth in said instruments, over a term extending through the last day of February, 2001.

     Collateral - Payment of the New Building Loan is secured by all collateral which secures any indebtedness or obligation of Borrower to Lender, but is deemed secured primarily by a first priority, duly perfected deed of trust lien on a tract of 65.250 acres, (the "65 acres") more or less, out of the James Rogers Headright Survey No. 19, in Travis County, Texas, and by a first priority security interest, duly perfected, in all fixtures and personal property, including building materials, used or acquired for use on said acreage, all rights to utility services relating to said acreage, and all contracts, plans, specifications, permits, engineering studies and documents pertaining to said acreage and/or improvements constructed thereon.


3. Conditions of All Advances.

     In addition to the conditions set forth elsewhere in this Agreement, Lender's obligation to make any advance of one or more of the Loans is conditioned upon the accuracy of all of Borrower's representations and warranties, when made and on the date of such advance, to Borrower's performance of its obligations under the Loan Documents, and to the satisfaction of the following additional conditions: (a) Lender shall have received the following, all of which shall be duly executed and in form acceptable to Lender: (1) the signed note that will evidence indebtedness created by such advance; (2) such other documents as Lender may customarily and reasonably require, consistent with the terms of this Agreement; and (3) evidence satisfactory to Lender as to the perfection (except as otherwise provided herein) and first priority of the security interests granted by the Security Documents; (b) no event of default shall have occurred and be continuing; (c) making such advance shall not be prohibited by, or subject Lender to any penalty or onerous condition under, any law or legal requirement; and (d) Borrower shall have paid all of the expenses for which Borrower is responsible, as set forth in Section 10.6, below, through the date of such advance.

4. Pledge of Stock of National Instruments Japan Corporation.

     To additionally secure the payment and performance of all of Borrower's indebtedness and obligations to Lender, Borrower has created and granted to Lender a pledge of or security interest in all issued and outstanding stock of National Instruments Japan Corporation, a wholly owned subsidiary of Borrower. Such pledge or security interest is evidenced by the Pledge Agreement of which a copy is attached hereto and made a part hereof as Exhibit 4.


5. Representations and Warranties.

     To induce Lender to enter into this Agreement and to make the Loans, Borrower has represented and warranted, and does hereby represent and warrant, as follows:

     5.1 Organization. Borrower and the Subsidiaries are each duly organized, validly existing, and in good standing under the laws of the state and country of their respective organization; have all power and authority to conduct their respective businesses as presently conducted; and are duly qualified to do business and in good standing in the states and countries where they are currently conducting business and such qualification is required.

     5.2 Financial Statements. The financial statements delivered to Lender fairly present the financial condition and the results of operations of Borrower and the Subsidiaries as of the dates and for the periods indicated. No material, adverse change has occurred in the assets, liabilities, financial condition, business, or affairs of Borrower or the Subsidiaries since the dates of such financial statements. Neither Borrower nor any Subsidiary is subject to any instrument or agreement materially and adversely affecting its financial condition, business, or affairs.

     5.3 Enforceable Obligations; Authorization. The Loan Documents are legal, valid, and binding obligations of the Parties, enforceable under Texas law in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, and other similar laws affecting creditors' rights generally and by general equitable principles. The execution, delivery, and performance of the Loan Documents have all been duly authorized by all necessary action of the Parties; are within the power and authority of the Parties; do not and will not contravene or violate any legal requirement or the Organizational Documents of the Parties; do not and will not result in the breach of, or constitute a default under, any agreement or instrument by which the Parties or any of their respective property may be bound or affected, except for Borrower's existing loan agreements with Texas Commerce Bank-Austin, National Association, and
Franklin Federal Bancorp, which agreements are expected to be terminated shortly; and do not and will not result in the creation of any Lien upon any property of any of the Parties except as expressly contemplated therein. All necessary permits, registrations, and consents for such making and performance have been obtained. Except as otherwise expressly stated in the Security Documents, the Liens of the Security Documents will constitute valid and perfected, first and prior Liens on the property described therein, subject to no other Liens whatsoever except for Liens for non-delinquent ad valorem taxes created by operation of law.

     5.4 Other Debt. Neither Borrower nor any of the Subsidiaries is in default in the payment of any indebtedness owed by it or under any agreement, mortgage, deed of trust, security agreement, or lease to which it is a party.

     5.5 Litigation. There is no material litigation or administrative proceeding pending or threatened against, nor any outstanding judgment, order or decree affecting, Borrower, the Subsidiaries or any property owned by any of them. Neither Borrower nor any of the Subsidiaries is in default with respect to any judgment, order or decree of any governmental authority.

     5.6 Title. Except for the leases of equipment identified in filings with the Securities and Exchange Commission, Borrower and the Subsidiaries each has good and indefeasible title to all property which it appears or claims to own, free and clear of all Liens.

     5.7 Taxes. Borrower and the Subsidiaries each has filed all tax returns required to have been filed and paid all taxes due, except those for which extensions have been obtained and those which are being contested in good faith and reserves deemed adequate by Lender have been established therefor. Borrower is not aware of any pending investigation by any taxing authority which in the event of an adverse determination would have a material, adverse impact upon the financial condition or the business prospects of Borrower or any Subsidiary.

     5.8 Subsidiaries. Borrower has no Subsidiaries other than those identified on Exhibit "1a" attached hereto and made a part hereof, which shows the legal name of each Subsidiary, the address of its principal office, the nature of the entity (whether corporation, joint stock company, limited liability company or other), the jurisdiction under whose laws it was organized or incorporated, the percentage of Borrower's ownership therein and, for each partnership, the name of each general and limited partner.

     5.9 Representations by Others. All statements made by or on behalf of Borrower or the Subsidiaries in connection with any Loan Document shall constitute representations and warranties of Borrower hereunder.

     5.10 Investment Company Act Not Applicable. Neither Borrower nor any of its Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     5.11 Public Utility Holding Company Act Not Applicable. Neither Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or an affiliate of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     5.12 Regulations G, T, U and X. None of the proceeds of any Loan will be used for the purpose of purchasing or carrying, directly or indirectly, any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System ("margin stock") or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any other purpose which would constitute this transaction a "purpose credit" within the meaning of said Regulation U, as now in effect or as the same may hereafter be in effect. Neither Borrower nor any of its Subsidiaries will take or permit any action which would involve Lender in a violation of Regulation G, Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or a violation of the Securities Exchange Act of 1934, in each case as now or hereafter in effect.

     5.13 ERISA. No Reportable Event (as defined in Section 4043(b) of ERISA) has occurred with respect to any Plan. Each Plan complies with all applicable provisions of ERISA, and Borrower and each of its Subsidiaries have filed all reports required by ERISA and the Code to be filed with respect to each Plan. Borrower has no knowledge of any event which could result in a liability of Borrower or any of its Subsidiaries to the Pension Benefit Guaranty Corporation. Borrower and its Subsidiaries have met all requirements with respect to funding the Plans imposed by ERISA or the Code. Since the effective date of Title IV of ERISA there have not been, nor are there now existing, any events or conditions that would permit any Plan to be terminated under circumstances which would cause the lien provided under Section 4068 of ERISA to attach to any property of Borrower or any of its Subsidiaries. The value of the Plans' benefits guaranteed under Title IV of ERISA on the date hereof does not exceed the value of such Plans' assets allocable to such benefits as of the date of this Agreement and shall not be permitted to do so hereafter.

     5.14 No Financing of Corporate Takeovers. None of the proceeds of any Loan will be used to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

     5.15 Patents, Franchises, Co-licenses, Etc. Borrower and its Subsidiaries own, have obtained or are in process of obtaining all material governmental permits, certificates of authority, leases, patents, trademarks, service marks, trade names, copyrights, franchises and licenses, and rights with respect thereto, required, advisable or necessary in Borrower's sole, reasonable judgment in connection with the conduct of their respective businesses as presently conducted or as proposed to be conducted.

     5.16 Line of Business. The primary nature of the line of business of Borrower and the Subsidiaries is the manufacture and sale of hardware and software for use in the process control and instrumentation industry.

     5.17 Hazardous Materials and Related Matters. Except for Hazardous Materials, if any, which are used in Borrower's business and are stored, handled and disposed of in all respects in compliance with applicable legal requirements, no real property owned by Borrower or, to Borrower's knowledge, any of the Subsidiaries, (i) is currently being used or is intended to be used for the storage, transportation, processing or disposal of Hazardous Materials or, to the knowledge of Borrower, has ever been used for such purposes, (ii) is currently being used or is intended to be used or, to the knowledge of Borrower, has ever been used in such a way as to create an environmental condition that is actionable under applicable laws or regulations, (iii) to the knowledge of Borrower, contains any Hazardous Materials, or (iv) is currently being operated, occupied or used in a manner which fails to comply with all applicable health, safety and environmental laws, regulations and ordinances.

     5.18 Survival of Representations, Etc. All representations and warranties made by Borrower hereunder shall survive the closing of the transactions contemplated by this Agreement and the making of the Loans hereunder, and no investigation at any time made by or on behalf of Lender shall diminish Lender's rights to rely thereon. All statements contained in any certificate or other written instrument delivered by Borrower or by any Person authorized by Borrower under or pursuant to this Agreement or in connection with the transactions contemplated hereby shall constitute representations and warranties as of the time made by Borrower hereunder.


6.  Affirmative Covenants.

     Borrower has covenanted and agreed with Lender, and does hereby covenant and agree with Lender, that prior to (i) the termination of this Agreement, (ii) payment in full of the Loans, (iii) performance of all obligations of Borrower to Lender under the Loan Documents, and (iv) termination of all obligations, if any, of Lender to advance monies to or on behalf of Borrower, it will do, and if necessary cause the Subsidiaries to do, each and all of the following:

     6.1 Taxes, Existence, Regulations, Property, Etc. At all times (a) pay when due all taxes and governmental charges of every kind upon Borrower or the
Subsidiaries, or against income, profits, or property of Borrower or the Subsidiaries, unless, and only to the extent that, the same shall be contested in good faith and reserves reasonably deemed adequate by Lender have been established therefor; (b) do all things necessary to preserve the corporate existence, qualifications, rights, and franchises of Borrower and the Subsidiaries in all states and countries where such qualification is necessary or desirable; (c) comply with all applicable legal requirements in respect of the conduct of the business of Borrower and the Subsidiaries and the ownership of the property of Borrower and the Subsidiaries; and (d) cause the property of Borrower and the Subsidiaries to be protected, maintained, and kept in good repair and make all replacements and additions to such property as may be reasonably necessary to conduct the business of Borrower and the Subsidiaries properly and efficiently.

     6.2 Financial Statements and Information. Furnish to Lender the following in regard to Borrower and the Subsidiaries:

          6.2.1 as soon as available and in any event within forty-five (45) days following the end of each calendar quarter, a detailed listing and aging of all accounts receivable of Borrower in the form heretofore submitted by Borrower to Lender or such other form as Lender may reasonably accept;

          6.2.2 as soon as available and in any event within forty-five (45) days following the end of each calendar quarter, a Borrowing Base Certificate in the form attached hereto and made a part hereof as Exhibit "1", signed by an officer of Borrower;

          6.2.3 within forty-five (45) days following the end of each calendar quarter, copies of the financial statements which Borrower files with the Securities and Exchange Commission for such preceding calendar quarter;

          6.2.4 as soon as available and in any event within one hundred  twenty
     (120) days following the end of each of Borrower's fiscal years, copies of the financial statements which Borrower files with the Securities and Exchange Commission for such preceding fiscal year;

          6.2.5 as soon as available and in any event within forty-five (45) days following the end of each calendar quarter, a certification by Borrower's chief financial officer, in the form attached hereto and made a part hereof as Exhibit "6.2.5," of compliance of all covenants and financial ratios; and

          6.2.6 such other information relating to the financial condition and affairs of Borrower and the Subsidiaries as from time to time may reasonably be requested by Lender, including without limitation statements of contingent liabilities, monthly consolidating/consolidated financial statements, and information in such reasonable detail as may be required to demonstrate compliance with covenants and financial ratios.

     6.3 Inspection. Permit Lender to inspect all property of Borrower and the Subsidiaries, to examine the files, books, and records of Borrower and the Subsidiaries and make and take away copies thereof, and to discuss the affairs of Borrower and the Subsidiaries with their respective officers and accountants, all at such times and intervals and to such extent as Lender may reasonably desire.

     6.4 Further Assurances. Promptly execute and deliver any and all other and further instruments which may be requested by Lender to cure any defect in the execution and delivery of any Loan Document or more fully to describe particular aspects of Borrower's agreements set forth in the Loan Documents or so intended to be.

     6.5 Books and Records. Maintain its books and records, including accounts, in such a manner as to reflect fairly the financial condition of Borrower and the Subsidiaries.

     6.6 Insurance. Maintain insurance with such insurers, on such of the properties of Borrower and the Subsidiaries, in such amounts and against such risks as is reasonably satisfactory to Lender, and furnish Lender satisfactory evidence thereof promptly upon request. These insurance provisions are cumulative of the insurance provisions of the Security Documents. Borrower shall cause Lender to be named as beneficiary, loss payee as to hazard insurance and/or additional insured as to liability insurance (as required by Lender) of such insurance and shall provide Lender with copies of the policies of insurance and a certificate of the insurer that the insurance required by this Section 6.6 may not be canceled, reduced, or affected in any manner without thirty (30) days' prior written notice to Lender.

     6.7 Notice of Certain Matters. Notify Lender in writing immediately upon acquiring knowledge of the occurrence of any of the following: (i) the incurring of any material contingent liability; (ii) the institution or threatened institution of any material lawsuit or administrative proceeding affecting Borrower or any Subsidiary; (iii) the occurrence of any material, adverse change in the assets, liabilities, financial condition, business or affairs of Borrower or any Subsidiary; (iv) the institution or threatened institution of any enforcement, cleanup, remedial, removal or other governmental or regulatory action relating to Hazardous Materials affecting property owned by Borrower or a Subsidiary or the business operations of Borrower or a Subsidiary; or (v) any claim made or threatened by a third party against Borrower or any Subsidiary relating to damages, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials. Additionally, Borrower shall notify Lender in writing at least thirty (30) days prior to the occurrence of any of the following: (i) Borrower changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records; or (ii) the cessation of operation or reorganization of any existing Subsidiary if such event causes a material impact on the business of Borrower.

     6.8 Use of Proceeds of the Revolving Line. Use proceeds of the Revolving Line solely for working capital needs of Borrower and the Subsidiaries, including the payment of any notes executed and delivered by Borrower to Lender in support of letters of credit which become funded.

     6.9 Current Maturities Coverage Ratio. Maintain on a consolidated basis, to be tested as of the end of each calendar quarter, a Current Maturities Coverage Ratio of not less than 1.75.

     6.10 Tangible Net Worth. Maintain on a consolidated basis at all times a Tangible Net Worth equal to at least the sum of (i) $65,000,000.00 plus (ii) one-half of Borrower's net income for all completed fiscal years after Borrower's fiscal year 1994.

     6.11 Maintenance of Employee Benefit Plans. Maintain each respective pension, profit sharing and other employee benefit plan and any multi-employer plan to which Borrower and its Subsidiaries may be a party in compliance with ERISA, if applicable, and all rules and regulations adopted by regulatory authorities pursuant thereto and file all reports required to be filed pursuant to ERISA and such rules and regulations.

     6.12 Pay Indebtedness. Pay, renew or extend the principal and interest on all indebtedness owed by Borrower, and cause the Subsidiaries to pay, renew or extend the principal and interest on all indebtedness owed by them, as the same becomes due and payable.

     6.13 Hazardous Materials. Defend, indemnify and hold harmless Lender from any and all liabilities (including strict liability), actions, demands, penalties, losses, costs or expenses (including without limitation reasonable attorneys' fees and remedial costs), suits, costs of any settlement or judgment and claims of any and every kind whatsoever which may now or in the future (whether before or after the release of any applicable Security Documents) be paid, incurred or suffered by or asserted against Lender by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the placement on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharge or release from any property of Borrower or any of the Subsidiaries of any Hazardous Materials, or arise out of or result from the environmental condition of any of such properties or the applicability of any governmental requirement relating to Hazardous Materials (including, without limitation, CERCLA or any so-called federal, state or local "Superfund" or "Superlien" law, statute, ordinance, code, rule, regulation, order or decree). The representations, covenants and warranties contained in this Section 6.15 shall survive the release of any applicable Liens held by Lender.

     6.14 Borrower's Attorney's Opinion. Lender is entitled to continue to rely upon the opinion from counsel for Borrower which was Exhibit "6.16" to the Prior Agreement.


7.       Negative Covenants.

     Borrower has covenanted and agreed with Lender, and does hereby covenant and agree with Lender, that prior to (i) the termination of this Agreement, (ii) payment in full of the Loans, (iii) performance of all obligations of Borrower and the Subsidiaries to Lender under the Loan Documents, and (iv) termination of all obligations, if any, of Lender to advance monies to or on behalf of Borrower, it will not do any of the following, nor will any of the Subsidiaries do any of the following, without the prior written consent of Lender:

     7.1 Liens. Create or suffer to exist any Lien upon any real property on which Lender has a Lien or any equipment, accounts receivable, contract rights, inventory or chattel paper now owned or hereafter acquired; or in any manner, directly or indirectly, sell, assign, pledge or otherwise transfer any accounts or contract rights; provided, however, that the following may be created or suffered to exist: (a) artisans' or mechanics' Liens arising in the ordinary course of business, and Liens for taxes, but only to the extent that payment thereof shall not be due; (b) Liens in effect on the date hereof that have been, as of such date, disclosed to Lender in writing, but only if neither the indebtedness secured thereby nor the property covered thereby increases after such date; (c) Liens in favor of Lender; and (d) purchase money security interests taken or retained to secure payment of all or part of the purchase price for the property subject to such security interests. Borrower shall be entitled to grant Liens on any property which is part of the Collateral but which is released by Lender.

     7.2 Negative Pledge Concerning Subsidiaries. Suffer any Subsidiary to create or allow to exist any Liens other than Liens in favor of Lender on such Subsidiary's accounts, contract rights, inventory or chattel paper.

     7.3 Mergers, Consolidations, and Dispositions and Acquisitions of Assets. In any single transaction or series of transactions, directly or indirectly: (a) liquidate or dissolve; (b) be a party to any merger or consolidation in which Borrower is not the surviving entity; (c) sell, convey, or lease all or any substantial part of the assets of Borrower or any Subsidiary, except for sale of inventory in the ordinary course of business; or (d) acquire all or substantially all of the assets of any Person other than as part of an Investment permitted under Section 7.6.

     7.4 Nature of Business. Change the primary nature of its business, or enter into any business which is substantially different from the business in which it is presently engaged.

     7.5 Transactions with Related Parties. Enter into any transaction or agreement with any officer, director, or holder of any outstanding capital stock of Borrower unless the same is upon terms substantially similar to those obtainable from wholly unrelated sources.

     7.6 Loans and Investments. Make advances or loans to, or Investments in, any Person or Persons, other than the Subsidiaries, in an annual aggregate amount (to or in all such parties) in excess of $10,000,000.00 without the
prior,  written  consent  of  Lender,   Lender's  consent  not  to  be  withheld
unreasonably; provided, however, that this limitation shall not apply to purchase or repurchase by Borrower of capital stock of Borrower. This section applies to acquisition of entities which are merged into Borrower but does not apply to Investments in Permitted Investment Securities.

     7.7 Hazardous Materials. Cause or permit any Hazardous Materials to be placed, held, used, located or disposed of on, under or at any of its real property or any part thereof (including subsurface waters) by any Person except for Hazardous Materials, if any, which are used in Borrower's business and are stored, handled and disposed of in all respects in compliance with applicable legal requirements, or cause or permit any part of any of such property to be used as a manufacturing, storage or dump site for Hazardous Materials in such a way as to create an environmental condition that is actionable under any federal, state or local environmental law or regulation, or operate, occupy or use such property in violation of any environmental requirement, or cause or suffer any Liens to be recorded against any of its real property as a consequence of, or in any way related to, the presence, remediation or disposal of Hazardous Materials in or about any of its real property, including any so-called state, federal or local "Superfund" lien relating to such matters.


8.       Cross-Collateralization, Cross-Default and Release of Collateral.

     8.1 Cross-Collateralization. Each Lien, security interest and other item of collateral which secures any of the Loans shall secure any and all indebtedness and obligations of Borrower to Lender, including without limitation the payment of all the Loans. Except as provided in Section 8.3, below, Lender shall not be required to release any of such collateral until all of the Loans have been paid in full and all other indebtedness and obligations of Borrower to Lender have been paid and performed.

     8.2 Cross-Default. Any default or event of default in regard to any of the Loans which is not remedied within any applicable period for notice and cure shall constitute default or an event of default in regard to all of the Loans, authorizing the acceleration of maturity of any one or more of the same.

     8.3 Release of Collateral. So long as Borrower is in compliance with all of Borrower's obligations to Lender, Borrower shall be entitled to obtain releases and/or partial releases of the Collateral prior to full and final payment of all indebtedness and obligations of Borrower to Lender as set forth herein.

          (a) Upon full and final payment of both the New Equipment Line and the Existing Equipment Loan, Lender shall promptly release its security interests in all equipment of Borrower.

          (b) Upon full and final payment of the Existing Building Loan, Lender shall promptly release all of its Liens, including without limitation those evidenced by Lender's Deed of Trust (And Security Agreement, Assignment of Rents and Financing Statement), on the property known locally as 6504 Bridge Point Parkway, Austin, Travis County, Texas, together with fixtures and other property relating to said real property such as plans, specifications and permits. This subpart (b) does not require the release of Lender's security interest in equipment located on said property.

          (c) Upon full and final payment of the New Building Loan, Lender shall promptly release its Liens and security interests on or referable to the 65 Acres. This subpart (c) does not require the release of Lender's security interest in equipment located on said property.

          (d) Lender shall grant partial releases of portions of the 65 Acres, with all costs of partial releases to be paid by Borrower, provided the following occur:

                    (1) a resubdivision  of the 65 Acres is  accomplished  which renders the unreleased property self-sufficient as to access and in all other respects (as to its then current use or uses), and fully in compliance with applicable laws, ordinances, regulations, restrictions and other requirements, including without limitation those pertaining to frontage, minimum area, zoning, set-back requirements, environmental matters, use, impervious cover, drainage and density of development; and

                    (2) a current appraisal  acceptable to Lender is obtained at
               Borrower's cost which indicates clearly that Borrower's loan to value ratio subsequent to a requested release, taking into account any prepayments, will be no greater than the ratio which would have existed at that time based on (i) the amount of indebtedness which was anticipated to exist at the time of the partial release calculated solely by reference to the schedules of amortization originally established (that is, without regard to prepayments or modifications), and (ii) the appraisal or appraisals upon which Lender originally relied in making the Loan or Loans for purchase and development of the 65 Acres.

          (e) Lender will consider releasing portions of the 65 Acres under alternative development arrangements such as a condominium regime or a long-term lease provided they do not, in Lender's judgment, result in impairment of Lender's collateral and provided all costs are paid by Borrower.

          (f) Upon full and final payment of the Revolving Line, Lender shall release Lender's security interests in accounts, contract rights, inventory and chattel paper of Borrower and Lender's negative pledges relating to the accounts, contract rights, inventory and chattel paper of each of the Subsidiaries, provided that one or more of the following have occurred: (i) Lender has declined to extend the Revolving Line at any anniversary of the inception of the Revolving Line for an additional period of one (1) year, with the Dollar Reference Rate during such period of extension to be no greater than a varying, per annum rate equal to the Prime Rate and otherwise upon substantially the same terms as those originally applicable to the Revolving Line; (ii) Lender has declined to increase the amount of the Revolving Line in response to Borrower's request therefor, although such increase is supported by the then current Borrowing Base and Borrower has obtained a commitment from another financial institution to extend to Borrower a revolving line of credit in such increased amount on terms otherwise generally comparable to those extended by Lender; or (iii) at any time after four (4) years from the inception of the Revolving Line, Lender has received written notice from Borrower that another financial institution is offering to extend a revolving line of credit to Borrower on terms which Borrower considers more favorable than those afforded by Lender, setting forth in reasonable detail the terms offered by the other financial institution, and Lender has declined to modify its terms to "match" those offered by such other financial institution within twenty-one (21) days following receipt of notice thereof by Lender. If such payment and release of collateral occur within four (4) years from the inception of the Revolving Line, Lender shall be entitled to increase the interest rate on all remaining indebtedness of Borrower to Lender (meaning each individual Loan) by one-fourth of one percent (1/4 of 1%) per annum. If such payment and such release of collateral occur more than four (4) years from the inception of the Revolving Line, Lender shall not be entitled to increase such interest rate or rates.

                    Upon full and final payment of the Revolving Line after four
               (4) years from the inception of the Revolving Line, Lender shall release Lender's security interests in accounts, contract rights, inventory and chattel paper of Borrower and Lender's negative pledges relating to the accounts, contract rights, inventory and chattel paper of each of the Subsidiaries even if one or more of
               (i), (ii) and (iii), set forth above, has not occurred, but Lender shall be entitled in such event to require that Borrower pay all of Borrower's remaining indebtedness to Lender by a date set by Lender, which date shall be at least two (2) years following such release. Lender shall notify Borrower of Lender's requirement at least one (1) year in advance of the date by which Borrower's remaining indebtedness to Lender is required to be paid.

     8.4  Payment  of   Indebtedness.   Upon  full  and  final  payment  of  all
indebtedness of Borrower to Lender, Lender shall promptly release all of the Collateral.


9.       Events of Default and Remedies.

     9.1 Events of Default. Each of the following described events shall be an event of default:

          (a) Borrower fails to pay any of Borrower's indebtedness to Lender or any other amount owed under the Loan Documents as due and within five (5) business days following the date on which the same is due;

          (b) Default shall be made in the performance of any term, covenant, negative covenant or agreement contained in this Agreement, the Loan Documents or any other instruments securing the payment of any indebtedness of Borrower to Lender, other than failure to comply with the financial covenants or ratios set forth in Sections 6.9 and 6.10 of this Agreement;

          (c) Any representation or warranty herein contained or any financial statement, certificate report or opinion submitted to Lender in connection with the Loans, or pursuant to the requirements of the Loan Documents, shall prove to have been incorrect or misleading in any material respect when made;

          (d) Borrower fails to be in compliance with any financial covenants or ratios contained in Sections 6.9 and 6.10 of the Agreement as of the end of two (2) consecutive quarter-annual accounting periods;

          (e) Any judgment against Borrower or any attachment or other levy against the property of Borrower with respect to a claim remains unpaid, not superseded on appeal or unstayed on appeal by agreement with the judgment creditor, undischarged, not bonded or not dismissed for a period of thirty (30) days;

          (f) Borrower sells or abandons, other than in the regular course of Borrower's business, or encumbers (except as otherwise expressly permitted by the Loan Documents) any of the property now or hereafter subject to any of the Security Documents (it being understood, however, that Borrower is entitled to exercise reasonable discretion in regard to disposition and placement of Borrower's equipment); or any levy, seizure or attachment is made thereof or thereon; or any order is entered in any proceeding against Borrower decreeing the dissolution, liquidation or split-up of Borrower, and such order remains in effect for thirty
               (30) days;

          (g) Borrower makes an assignment for the benefit of creditors, becomes insolvent, fails generally to pay its debts as they become due, petitions or applies to any tribunal for the appointment of a trustee, custodian, receiver, (or other similar official) of, or for, Borrower or of all or any substantial part of the assets of Borrower or commences a voluntary case or any other proceedings relating to Borrower under any bankruptcy, reorganization, compromise arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law (herein called the "bankruptcy law") of any jurisdiction;

          (h) Any petition or application is filed, or any such proceedings are commenced, against Borrower under the bankruptcy law of any jurisdiction, and Borrower by any act or omission indicates its approval, consent or acquiescence, or an order for relief is entered in an involuntary case under the federal bankruptcy laws as now or hereafter constituted, or an order, judgment or decree is entered appointing any trustee, custodian, receiver, liquidator or similar official for Borrower or any substantial part of its assets or adjudicating Borrower bankrupt or insolvent, or approving the petition in any such proceedings, and such order, judgment or decree remains in effect for sixty (60) days; or

          (i) Borrower conceals, removes or permits to be concealed or removed any part of its property, with intent to hinder, delay or defraud its creditors, or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid.

If an event of default occurs under this Section 9.1, then Lender shall have the right, subject to Section 9.4 , below, to do any or all of the following: (1) declare all or any part of Borrower's indebtedness to Lender to be, and thereupon the same shall forthwith become, immediately due and payable; (2) cease all advances of the Loans and terminate all other commitments of Lender to Borrower; (3) exercise its right of offset against each account and all other property of Borrower in the possession of Lender, which right is hereby granted by Borrower to Lender; and (4) exercise any and all other rights pursuant to the Loan Documents.

     9.2 Other Remedies. In addition to and cumulative of any rights or remedies provided in Section 9.1 hereof, if any one or more events of default shall have occurred, Lender may proceed to protect and enforce its rights hereunder by any appropriate proceedings, and the Liens evidenced by the Security Documents shall be subject to foreclosure in any manner provided therein or by law as Lender may elect. Lender may also proceed to enforce the specific performance of any covenant contained in any of the Loan Documents, to enforce the payment of the notes held by Lender, and to enforce any other legal or equitable right provided under any of the Loan Documents or otherwise existing under any law.

     9.3 Remedies Cumulative. No remedy, right or power conferred upon Lender is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity or otherwise, and all such remedies, rights and powers shall be cumulative.

     9.4 Notice and Right to Cure. Any provisions (other than the last sentence of this Section 9.4) herein to the contrary notwithstanding, Lender shall not, as the result of any Curable Event of Default, exercise any remedy provided in any of the Loan Documents unless Lender has previously given written notice of that Curable Event of Default to Borrower and that Curable Event of Default has continued for a certain period (the "Cure Period") after such written notice was so given. With respect to each Curable Event of Default that is a failure to pay or a default in paying any amount of money, the Cure Period shall be ten (10) days; and with respect to all other Curable Events of Default, the Cure Period shall be thirty (30) days or, with respect to any such other Curable Event of Default that cannot be cured within thirty (30) days, such longer, reasonable period of time as is acceptable to Lender. As used herein, "Curable Event of Default" means any event of default except any event described in Subsections
(d), (e), (h), (i) and (j) of Section 9.1. In no event shall Lender have any obligation to advance any funds to Borrower at a time when an event of default has occurred and is continuing.

10.      Miscellaneous.

     10.1 Letters of Credit. All letters of credit issued hereunder shall be in Dollars only and the terms of all letters of credit shall be subject to Lender's reasonable approval. Prior to the issuance of a letter of credit, Borrower shall submit a letter of credit application and promissory note in the form or forms customarily employed by Lender. Concurrently with the issuance of a letter of credit, Borrower shall pay a letter of credit fee (computed on the basis of the term of the letter of credit) as determined by Lender in accordance with Lender's customary practices and rates. Lender shall not be obligated to issue under the Revolving Line any letter of credit which has a term extending beyond the scheduled maturity of the Revolving Line.

     10.2 Foreign Currency Trading Transactions. If Borrower desires, Lender intends to enter into Foreign Exchange Trading Transactions on behalf of Borrower. Lender's willingness to enter such transactions is conditioned upon the concluding of an understanding concerning the parameters of the same.

     10.3 Negative Pledge of Intellectual Property. Borrower covenants not to grant a security interest in, pledge or otherwise encumber any of its intellectual property (patents, copyrights, trade secrets and the like) for the benefit of a third party without Lender's prior, written consent. To evidence such covenant, Borrower shall execute a UCC-1 Financing Statement to be filed with the Secretary of State of Texas.

     10.4 Use of Proceeds of Insurance. So long as Borrower is in compliance with all of Borrower's obligations to Lender, Borrower shall be allowed to use all proceeds of hazard insurance on Lender's collateral to repair or replace the item damaged or destroyed, it being understood that any replacement property acquired shall be part of Lender's collateral.

     10.5 Use of Proceeds of Condemnation. So long as Borrower is in compliance with all of Borrower's obligations to Lender, Borrower shall be entitled to apply any proceeds of collateral taken in a condemnation proceeding or under threat of condemnation to repair or replacement of the property affected, it being understood that any replacement property acquired shall be part of Lender's collateral.

     10.6 Expenses. Borrower shall pay all attorney's fees and other costs incurred by Lender in connection with the preparation and concluding of this Agreement. Borrower shall also pay all attorney's fees and other costs incurred by Lender in connection with any further extension, renewal and/or modification of any of the Loans. However, Borrower shall not be required to pay for any further appraisals or environmental site assessments unless Lender determines that such appraisals or assessments are necessitated by the occurrence and continuation of an event of default, even if such event of default is waived by Lender.

     10.7 Calculation of Interest. Interest on the Loans shall be calculated on the basis of a 360-day year, with the result that the daily interest rate shall be 1/360th of the stated per annum rate; provided, however, that interest shall never be due on any Loan at a rate higher than the Highest Lawful Rate. A different basis of calculation may be used in regard to a particular Foreign Currency Advance if such different basis is customary in the country where the foreign currency advanced is legal tender, but any such variation shall be disclosed fully to Borrower.

     10.8 Chapter 15 of the Texas  Credit  Code.  Chapter 15 of the Texas Credit
Code is not applicable to any of the Loans or to any of the transactions contemplated by this Agreement.

     10.9 Application of Prepayments. The partial prepayment by Borrower of any of the Loans which requires periodic payments of principal and/or interest shall not interrupt the accrual of periodic payments. All such prepayments shall rather be applied to the principal balance due at maturity or to the last principal payments becoming due, in inverse order.

     10.10 No Waiver. No failure to exercise and no delay on the part of Lender in exercising any power or right in connection herewith or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between Borrower and Lender shall operate as a waiver of any right of Lender. No modification or waiver of any provision of this Agreement or any other Loan Document nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the person against whom enforcement thereof is to be sought, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     10.11 Notices. All notices under the Loan Documents shall be in writing and either (i) delivered against receipt therefor, (ii) mailed by registered or certified mail, return receipt requested, or (iii) sent by telecopy, telex or telegram, in each case addressed as follows:


                  (a)      If to Borrower, to:

                           National Instruments Corporation
                           6504 Bridge Point Parkway
                           Austin, Texas 78730-5039
                           Attn:    Joel B. Rollins
                           Telecopy: (512) 795-6913

                           With a copy to:

                           Graves, Dougherty, Hearon & Moody
                           P. O. Box 98
                           Austin, Texas 78767
                           Attn:  Mr. Clarke Heidrick
                           Telecopy: (512) 478-1976



                  (b)      If to Lender, to:

                           NationsBank of Texas, N.A.
                           501 Congress Avenue
                           Austin, Texas 78701
                           Attn:  Mr. Eric Kosmin
                           Telecopy: (512) 397-2052

                           With a copy to:

                           Pearce, Smith & Akin, L.L.P.
                           116 W. 8th Street, Ste. 201
                           Georgetown, Texas  78626
                           Attn:  Mr. R. Harry Akin
                           Telecopy:  (512) 930-4177

or to such other address as a party may designate. Notices shall be deemed to have been given (whether actually received or not) when delivered (or, if mailed, on the next business day); however, the notices to Lender shall be effective only when actually received by Lender.

     10.12 Governing Law. Unless otherwise specified therein, each Loan Document shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America. Borrower hereby irrevocably agrees that any legal proceeding against Lender arising out of or in connection with this Agreement or the other Loan Documents shall be brought in the district courts of Travis County, Texas, or in the United States District Court for the Western District of Texas, Austin Division.

     10.13 Survival; Parties Bound. All representations, warranties, covenants, and agreements made by or on behalf of Borrower in connection herewith shall survive the execution and delivery of the Loan Documents, shall not be affected by an investigation made by any Person, and shall bind Borrower and its successors, trustees, receivers and assigns and inure to the benefit of the successors and assigns of Lender, provided that the undertaking of Lender hereunder to make Loans to Borrower shall not inure to the benefit of any successor or assign of Borrower. The term of this Agreement shall be until the final maturity of the Loans and the payment of all amounts due under the Loan Documents.

     10.14 Usury Not Intended; Refund of Any Excess Payments. It is the intent of the parties in the execution and performance of this Agreement to contract in strict compliance with the usury laws of the State of Texas and the United States of America from time to time in effect. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Loan Documents shall ever be construed to create a contract to pay for the use, forbearance, or detention of money with interest at a rate in excess of the Highest Lawful Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, reserved, taken, charged, or received under this Agreement. In determining whether or not the interest paid or payable under any specific contingency exceeds the Highest Lawful Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (a) treat all Loans as but a single extension of credit (and Borrower and Lender agree that such is the case and that provision herein for multiple loans is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) "spread" the total amount of interest throughout the entire contemplated term of the Loans. The provisions of this paragraph shall control over all other provisions of the Loan Documents which may be in apparent conflict herewith.

     10.15 Captions. The headings and captions appearing in the Loan Documents have been included solely for convenience and shall not be considered in construing the Loan Documents.

     10.16 Attorneys' Fees. Borrower agrees that if at any time Borrower asserts a claim or cause of action against Lender and fails to obtain a final judgment in Borrower's favor, Borrower shall pay all attorneys' fees, costs and expenses incurred by Lender in defending against such claim or cause of action. Lender agrees that if at any time Lender asserts a claim or cause of action against Borrower and fails to obtain a final judgment in Lender's favor, Lender shall pay all reasonable attorneys' fees, costs and expenses reasonably incurred by Borrower in defending against such claim or cause of action.

     10.17 Severability. If any provision of any Loan Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

     10.18 Set-Off by Borrower. All payments by Borrower under this Agreement shall be made without set-off or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any country (other than the United States of America) or any political subdivision thereof or taxing or other authority therein unless Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon Borrower with respect to any amount payable by it to Lender hereunder, Borrower will pay to Lender, on the date on which such amount becomes due and payable hereunder, such additional amount as shall be necessary to enable Lender to receive the same net amount which it would have received on such due date had no such obligation been imposed upon Borrower. Borrower will deliver promptly to Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by Borrower.

     10.19 Sale or Assignment. Lender reserves the right, in its sole discretion, without notice to Borrower, to sell participations or assign its interest, or both, in all or any part of any Loan, the notes evidencing the Loans or any commitment evidenced by this Agreement or the other Loan Documents.

     10.20   Loan   Agreement   Controls.   If  there  are  any   conflicts   or
inconsistencies among this Agreement and any of the other Loan Documents, this Agreement shall prevail and control.

     10.21 Commitment. Lender has no commitment or obligation to lend sums to Borrower or to renew, extend or otherwise modify any of the Loans, except as specifically set forth herein.

     10.22 Confidentiality. That certain Nondisclosure Agreement executed by Lender and Borrower under date of April 6, 1993, shall continue in full force and effect until this Agreement is terminated and thereafter.

     10.23 Termination of Agreement. This Agreement shall terminate at such time as all of the Loans and all other amounts due in connection with the Loans or this Agreement have been paid in full and Lender has released all of the Collateral; provided, however, that the indemnity provisions herein in regard to Hazardous Materials and any other agreements, covenants and indemnity provisions herein which would logically survive the termination of this Agreement, shall survive indefinitely.

     10.24 No Claims by Borrower. To induce Lender to accept and execute this Agreement, Borrower warrants and represents that the Loans and the notes evidencing the same are subject to no credit, charge, claim or right of offset or deduction of any kind whatsoever. Additionally, Borrower hereby forever releases and discharges Lender from any and all claims, demands, and causes of action, of any and every nature whatsoever, which arise from or are related, either directly or indirectly, to the Loans and/or to collateral securing the same and are based upon events occurring to date.

     10.25 ENTIRE AGREEMENT. THE WRITTEN LOAN AGREEMENT (CONSISTING OF THIS INSTRUMENT AND OTHER WRITTEN INSTRUMENTS EXECUTED AND DELIVERED IN REGARD TO THE LOANS) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                          BORROWER:

                                          NATIONAL INSTRUMENTS CORPORATION,
                                          a Delaware corporation

                                          By:  /s/  Joel B. Rollins

                                          Joel B. Rollins
                                          (Name typed or printed)

                                          Its:  Vice President of Finance


                                          LENDER:

                                          NATIONSBANK OF TEXAS, N.A.,
                                          a national banking association

                                          By:  /s/ Eric Kosmin
                                          Eric Kosmin
                                          (Name typed or printed)

                                          Its: Vice President

                                   Exhibit "1"

                        NATIONAL INSTRUMENTS CORPORATION
                           BORROWING BASE CERTIFICATE

                              For the Period Ending
                                 ________, 19__

DOMESTIC ACCOUNTS RECEIVABLE

Total Domestic Accounts Receivable                              ________________

                 less:    Accounts of subsidiaries
                          and accounts of shareholders
                          of NIC or its subsidiaries            ________________

                          Retainage                             ________________

                          Accounts with terms > 45 days         ________________

                          Past due accounts
                          (greater than 90 days)                ________________

Subtotal Eligible Domestic Accounts                             ________________

A)    80% of Eligible Domestic Accounts                         ________________

INVENTORY

B)    The lesser of 50% of all Domestic Finished
      Goods Inventory or $2,000,000                            _________________

C)    Borrowing Base (A + B)                                   _________________


CREDIT SUBJECT TO BORROWING BASE

D)    U.S. Dollar Advances
      (including Eurodollar Tranches)                          _________________

U.S. Dollar Equivalent of Foreign Currency
Advances (FCA's)                                               _________________

E)    115% of U.S. Dollar Equivalent of FCA's                  _________________

F)    Total Letter of Credits Issued

U.S. Dollar Equivalent of Foreign Exchange
Trading Transactions (F/X's)                                   _________________

G)    15% of U.S. Dollar Equivalent of F/X's                   _________________

H)    Total Credit Subject to Borrowing Base
(D+E+F+G)                                                      _________________

I)    Availability
The lesser of [$8,000,000-H] or [C-H])                         _________________

                              OFFICER CERTIFICATION

     As an officer of National Instruments Corporation, I that he responsibility for the accuracy of the above information and certify that to the best of my actual knowledge, it is true and correct and no events of default were continuing at the close of the period.

                                         National Instruments Corporation

                                            By:________________________

                                           Title:______________________

                                            Date:______________________

                                  Exhibit "1a"

                              LIST OF SUBSIDIARIES


         "NIC"= National Instruments Corporation
         "NIE" = National Instruments Europe Corporation

1.       Export (Barbados) Ltd.
         Corporate Services Division
         P.O. Box 634C
         Collymore Rock
         Barbados

         Type of Operation:  Foreign Sales Corp.
         Ownership:  NIC 100%
         Place of Incorporation: Barbados

2.       NI/GSI, Inc.
         6504 Bridge Point Parkway
         Austin, Texas 78730

         Type of Operation:  Design and Sale of Software Products
         Ownership:  NIC 100%
         Place of Incorporation: Texas

3.       National Instruments (Ireland) Limited
         St. John's Court
         Old Swords Road
         Santry
         Dublin 9, Ireland

         Type of Operation:  Centralized European Logistical Support Services
         Ownership:  NIC 100%
         Place of Incorporation:  Ireland

4.       National Instruments (Korea) Corporation
         Room #201, Seocho B/D
         1680-3 Seocho-dong, Seocho-ku
         Seoul, Korea 137-070

         Type of Operation:  Sales and Support
         Ownership:  NIC 100%
         Place of Incorporation: Korea

5.       National  Instruments  Australia Corporation
         Technology House
         1st Floor
         Maroondah Hwy
         Ringwood North, Victoria 3134
         Australia

         Type of Operation:  Sales and Support
         Ownership:  NIC 100%
         Place of Incorporation: Texas

6.       National Instruments Belgium N.V.
         Leuvensesteenweg 613
         B-1930 Zaventem
         Belgium

         Type of Operation:  Sales and Support
         Ownership:  NIC 99%, NIE 1%
         Place of Incorporation: Belgium

7.       National Instruments  Canada Corporation
         P.O. Box 42252
         Queen Street South
         Mississauga, ON
         Canada L5M 4Z0

         Type of Operation:  Sales and Support
         Ownership:  NIC 100%
         Place of Incorporation: Texas

8.       National Instruments Corporation (UK) Limited
         21 Kingfisher Court
         Hambridge Road
         Newbury, Berkshire RG 14 5SJ
         United Kingdom

         Type of Operation:  Sales and Support
         Ownership: National Instruments United Kingdom Corporation 100% Place of Incorporation: United Kingdom

9.       National Instruments  de Mexico, S.A. de C.V.
         Galileo, 31B
         Suite 570
         Col. Polanco
         Mexico, D.F.

         Type of Operation:  Sales and Support
         Ownership:  NIC 99%, NIE 1%
         Place of Incorporation: Mexico

10.      National Instruments Europe Corporation
         c/o Gijs H. J. Heutink
         Frederiksplein 42
         1017 XN
         Amsterdam

         Type of Operation:  Centralized European Inventory
         Ownership:  NIC 100%
         Place of Incorporation: Texas

11.      National  Instruments  Finland Oy
         P.O. Box 2
         SF-02631 Espoo, Finland

         Type of Operation:  Sales and Support
         Ownership:  NIC 100%
         Place of Incorporation: Finland

12.      National  Instruments  France Corporation
         Centre d'affaires Paris Nord
         Immeuble Le Continental-BP217
         153 Le Blanc-Mesnil CEDEX
         France

         Type of Operation:  Sales and Support
         Ownership:  NIC 100%
         Place of Incorporation: Texas

13.      National  Instruments  Germany GmbH
         Konrad-Celtis Str. 79
         81369 Munich
         Germany

         Type of Operation:  Sales and Support
         Ownership:  NIC 100%
         Place of Incorporation: Germany

14.      National  Instruments  Gesellschaft m.b.H.
         Plainbachstr. 12
         5101 Salzburg - Bergheim
         Austria

         Type of Operation:  Sales and Support
         Ownership:  NIC  98%, NIE 2%
         Place of Incorporation: Austria

15.      National Instruments Hong Kong Limited
         Unit 10, 6/F, Block B
         New Trade Plaza
         On Ping Street
         Shatin, N.T.
         Hong Kong

         Type of Operation:  Sales and Support
         Ownership: NIC 99.98 %; NIE .02 %
         Place of Incorporation: Hong Kong


16.      National Instruments International Distribution B.V.
         c/o Gijs H. J. Heutink
         Frederiksplein 42
         1017 XN
         Amsterdam

         Type of Operation: Holding Company, European Software Reproduction and Distribution
         Ownership:  NIC 100%
         Place of Incorporation: Netherlands

17.      National Instruments Israel Ltd.
         c/o KARDIS
         P.O. Box 184
         Givatayim 53101
         Israel

         Type of Operation:  Sales and Support
         Ownership:  NIC 99%, NIE 1%
         Place of Incorporation: Israel

18.      National  Instruments  Italy s.r.l..
         Via Anna Kuliscioff, 22
         Milan, Italy

         Type of Operation:  Sales and Support
         Ownership:  NIC 95%; NIE 5%
         Place of Incorporation: Italy

19.      National  Instruments  Japan Kabushiki Kaisha
         Shuwa Shiba Park Bldg. B-5F
         Shibakoen 2-4-1, Minato-ku
         Tokyo Japan 105

         Type of Operation:  Sales and Support
         Ownership:  NIC 100%
         Place of Incorporation:  Japan

20.      National  Instruments  Netherlands B.V.
         Popmolenlaan 25
         3347 GK Woerden
         The Netherlands

         Type of Operation:  Sales and Support
         Ownership:  NIC 100%
         Place of Incorporation: Netherlands

21.      National Instruments Netherlands Investment B.V.
         c/o Gijs H. J. Heutink
         Frederiksplein 42
         1017 XN
         Amsterdam

         Type of Operation:  Management Company
         Ownership:  NIC 100%
         Place of Incorporation: Netherlands

22.      National  Instruments Scandinavia Corporation

         National Instruments Norway
         Industrigt. 15
         Postboks 592
         Lierstranda
         Norway

         National Instruments Denmark
         Christianshusvej 189
         Horsholm
         Denmark

         Type of Operation:  Sales and Support
         Ownership:  NIC 100%
         Place of Incorporation: Texas

23.      National Instruments Singapore (PTE) Ltd.
         138 Cecil Street, #05-03
         #05-03 Cecil Court
         Singapore 069538

         Type of Operation:  Sales and Support
         Ownership:  NIC 100%
         Place of Incorporation: Singapore

24.      National  Instruments  Spain S.L.
         Europa Empresarial
         C/Rozabella No 6
         Edf. Paris, 2o Planta, Oficina No 8
         28230-Las Rozas
         Madrid, Spain

         Type of Operation:  Sales and Support
         Ownership:  NIC 100%
         Place of Incorporation: Spain

25.      National  Instruments  Sweden A.B.
         Box 2004
         Rasundavagen 166
         171 02 Solna
         Sweden

         Type of Operation:  Sales and Support
         Ownership:  NIC 100%
         Place of Incorporation: Sweden

26.      National  Instruments  Switzerland Corporation
         Sonnenbergstr. 53
         CH-5408 Ennetbaden
         Switzerland

         Type of Operation:  Sales and Support
         Ownership:  NIC 100%
         Place of Incorporation: Texas

27.      National Instruments Taiwan Corporation
         3F, NO. 97-1
         Ho Ping East Road Section 3
         Taipei, Taiwan

         Type of Operation:  Sales and Support
         Ownership:  NIC 100%
         Place of Incorporation: Texas

28.      National  Instruments  United Kingdom Corporation
         Church Street
         Basingstoke RG 21 7QQ
         England

         Type of Operation:  Sales and Support
         Ownership:  NIC 100%
         Place of Incorporation: Texas

29.      NI Cayman Islands
         1st Hone Tower
         British American Centre
         Dr. Roy's Drive
         George Town, Grand Cayman
         BWI

         Type of Operation:  Research and Development
         Ownership:        Travis Investments C.V. 99%;
         National Instruments International Distribution B.V. 1%
         Place of Incorporation: Cayman Islands

30.      Travis Investments C.V.
         c/o Gijs H.. J. Heutink
         Frederiksplein 42
         1017 XN
         Amsterdam

         Type of Operation:  Participation in Management and Finance Corporation
         Ownership: NIC 99%; National Instruments Netherlands Investment B.V. 1% Place of Incorporation: Amsterdam

                                  EXHIBIT "2.1"

                   THIRD EXTENSION OF REVOLVING LINE OF CREDIT


THE STATE OF TEXAS

COUNTY OF TRAVIS

     WHEREAS, NationsBank of Texas, N.A. ("Lender") is the legal and equitable owner and holder of that certain Revolving Line of Credit Note executed by National Instruments Corporation, a Texas corporation, payable to the order of Lender under date of July 6, 1993, in the principal sum of Eight Million and No/100 Dollars ($8,000,000.00), as renewed, extended and/or otherwise modified by a certain Extension of Revolving Line of Credit dated June 30, 1994, and by a certain Second Extension of Revolving Line of Credit dated June 30, 1995, executed by Lender and by National Instruments Corporation, a Delaware
Corporation, ("Borrower") successor by merger to National Instruments Corporation, a Texas corporation; and

     WHEREAS, Borrower desires to further extend or rearrange the time or manner of payment of said Revolving Line of Credit Note, and Lender has agreed to extend or rearrange the same as hereinafter provided;

     NOW, THEREFORE, in consideration of the extension or rearrangement of the time or manner of payment of said note as hereinafter set forth by Lender, Borrower hereby renews said note and promises to pay to the order of Lender, at
P. O. Box 908, 501 Congress Avenue, in the City of Austin, Travis County, Texas, the sum of Eight Million Dollars ($8,000,000.00), or such different amount as is actually advanced, together with interest thereon on the balance of the principal sum advanced and remaining unpaid, at a per annum rate or rates determined in accordance with that certain Amended and Restated Loan Agreement (the "Loan Agreement") by and between Lender and Borrower, as follows:

          except as provided in the Loan Agreement with respect to what are referred to therein as Eurodollar Tranches and Foreign Currency Advances, accrued interest is payable quarter-annually beginning on the last day of September, 1996, and continuing on the last day of each December, March, June and September thereafter, through March, 1998, and the entire principal balance, together with accrued and unpaid interest, is due and payable on or before June 30, 1998.

     All liens and security interests which formerly secured the payment of said Revolving Line of Credit Note, are renewed and carried forward to secure the payment of said note, as extended or rearranged hereby.

     All terms and provisions of said original note and of the instrument or instruments securing the same shall be and remain in full force and effect as therein written except as expressly provided herein or in another instrument in writing signed by the parties.

     Borrower warrants and represents to Lender that the indebtedness evidenced by said note is subject to no credit, charge, claim or right of offset or deduction of any kind whatsoever. Additionally, Borrower hereby forever releases and discharges Lender from any and all claims, demands and causes of action, of any and every nature whatsoever, which arise from or are related, either directly or indirectly, to such indebtedness and/or to collateral securing the same, and are based upon events occurring to date.

     THE WRITTEN LOAN AGREEMENT (CONSISTING OF WRITTEN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THE SUBJECT LOAN) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED to be effective the 30th day of June, 1996.

                                    NationsBank of Texas, N.A.


                                    By:
                                    Eric Kosmin, Vice President


                                    National Instruments Corporation, a Delaware corporation


                                    By:
                                    Joel B. Rollins, Chief Financial Officer

                                  EXHIBIT 2.1a
                               REQUEST FOR ADVANCE

     The undersigned hereby requests NationsBank of Texas to advance (or to designate as a Eurodollar Tranch) the following amount on the terms indicated:

AMOUNT:
______ Amount ______________ in U.S. Dollars, or
______ The equivalent of _____________ U.S. Dollars in ___________________.
                            (amount)                   (foreign currency)
(Eurodollar Tranch Minimum Request:  $500,000)
(Foreign Currency Minimum Request:   $50,000 in Dollar Equivalent)

ADVANCE (or designation) DATE: _______________________________, 19___.
(Must be at least three (3) Business Days following the date of this request in the case of either a Eurodollar Tranch or Foreign Currency Advance, and such request must be received by Bank by 10:00 a.m. Austin time. U.S. Dollar Advance requests must be received by 1:00 p.m. on date of Advance)

TERMS OF ADVANCE OR DESIGNATION:

_______U.S. Dollar Reference Rate.  Advance to mature at maturity of line. Or

_______U.S. Currency - Eurodollar Tranch for _____/months(option of one month, two months, or three months), or

_______Foreign Currency Advance for _______ days (No less than 30 days and no more than 90 days)

INSTRUCTIONS FOR LOAN PROCEEDS ON NEW ADVANCES:

_______Deposit U.S. loan proceeds to the following account: National Instruments Corporation No. , or

_______Wire loan proceeds per the instructions below:

           Amount                                    ________________________
           Currency                                  ________________________
           Name of Bank                              ________________________
           Branch                                    ________________________
           City                                      ________________________
           Country                                   ________________________
           Account Name                              ________________________
           Account Number                            ________________________
           Special Instructions                      ________________________
           __________________________________________________________________
           __________________________________________________________________
The undersigned understands that there can be NO PREPAYMENT of either the Eurodollar Tranches or Foreign Currency advances pursuant to this request.

National Instruments Corporation,
a Delaware corporation
By:_______________________
Print name_________________
Title: _____________________

                                  Exhibit "2.2"
                               NEW EQUIPMENT NOTE

                        NATIONAL INSTRUMENTS CORPORATION,
                             a Delaware corporation
                                       to
                           NATIONSBANK OF TEXAS, N.A.
                                  Austin, Texas
$____________                                                   _______________

     FOR VALUE RECEIVED, the undersigned, NATIONAL INSTRUMENTS CORPORATION, a Delaware corporation, promises to pay to NATIONSBANK OF TEXAS, N.A., or order, at Austin, Travis County, Texas, the sum of NO/100 DOLLARS ($______________________), together with interest thereon from the date hereof until maturity at a per annum rate or rates determined in accordance with the "Loan Agreement," as that term is hereinafter defined. Interest before maturity shall be calculated on the basis of a 360-day year, with the result that the daily interest rate shall be 1/360th of the stated per annum rate, unless such calculation produces a usurious rate, in which event interest shall be calculated at the Highest Lawful Rate. Matured, unpaid principal and interest shall bear interest from maturity until paid at the Highest Lawful Rate. If
Article 1.04 of the Texas Credit Code is applicable to this note and the loan evidenced hereby, the interest rate ceiling applicable to the note shall be the indicated rate ceiling (as that term is defined in said Article).

     This note is executed and delivered in accordance with a certain Loan Agreement (the "Loan Agreement") of even date herewith between the undersigned and NationsBank of Texas, N.A. Terms used herein with first letters capitalized shall have the meanings assigned to such terms in the Loan Agreement. The loan evidenced by this note is part of the New Equipment Line. The Loan Agreement sets forth certain rights and obligations of the parties and certain provisions concerning this note and the collateral securing the same, such as (without limitation) provisions in regard to cross-default, cross-collateralization, refinancing and release of collateral, notice of default and opportunity to cure default. To the extent, if any, that the Loan Agreement is inconsistent with this note and the documents securing the same, the Loan Agreement shall control.

     Except as provided in the Loan Agreement with respect to payment of interest on Eurodollar Tranches, this note is payable over a term of _____ years in equal, quarter-annual installments of principal, each in the amount of $_________________, with accrued interest payable together with and in addition to each such installment of principal, such payments to begin on the _____ day of ___________, 19____, and to continue on the ______ day of each third month thereafter until the expiration of the term of years stated above, at which time all remaining principal, together with accrued and unpaid interest, is finally due and payable.

     Payment of this note is secured by all collateral which secures any indebtedness or obligation of the undersigned to NationsBank of Texas, N.A., but is deemed secured primarily by a security interest in certain new equipment as evidenced by a security agreement of even date herewith. In the event of default, the holder shall have complete discretion with regard to the order in which it resorts to collateral available to it.

     Prior to the occurrence of default, payment on the indebtedness evidenced hereby shall be credited first to accrued, unpaid interest and then to principal; but after default, the holder hereof may credit payment in whatever lawful manner it chooses.

     If this note is placed in the hands of an attorney for collection or is collected by suit or through bankruptcy, probate or any other court, either before or after maturity, then in any of said events, the undersigned shall pay reasonable attorney and collection fees incurred by the holder, which, if not paid upon demand, shall bear the same rate of interest as the principal of this note.

     Failure to pay any part of principal and interest of this note when due and/or failure to comply with the terms of the deed of trust securing this note shall authorize the holder of this note to declare the whole of the same due and payable and to immediately institute suit for foreclosure and/or collection and to pursue any other remedies available to such holder. If, however, prior to pursuing such remedies, the holder is required to furnish any notice of default and notice of the time within which such default may be cured, and if such notice cannot be waived, the holder shall furnish the same to the undersigned before pursuing any such remedies.

     Except as provided in the Loan Agreement, each maker, surety and endorser of this note expressly waives all notices, demands for payment, presentations for payment, notices of intention to accelerate the maturity, notice of maturity, protest and notice of protest, as to this note and as to each, every and all installments hereof and each consents that the payee or other holder of this note may at any time, and from time to time, upon request of or by agreement with any of us, renew this note or extend the date of maturity hereof or change the time or method of payments, any number of times, without notice to any of the other makers, sureties or endorsers, who shall remain bound for the payment hereof.

     The undersigned and the payee intend to conform strictly to laws now in force pertaining to usury and any agreement to pay interest hereon shall be held subject to reduction to the amount allowed under said laws as now or hereafter construed by courts having jurisdiction. In no event shall the undersigned be required to pay for the use, forbearance or detention of any money borrowed more than the maximum legal rate of interest allowed by the laws of Texas and of the United States and the right to demand any such interest shall be and is hereby waived. Any interest which may be paid in excess of amounts allowed under applicable laws shall be refunded to the undersigned promptly upon discovery of such overpayment.

     The undersigned reserves the right to prepay this note in any amount at any time prior to maturity without penalty, and interest shall immediately cease on any amount so prepaid. Any partial prepayment shall not interrupt the accrual of any scheduled installments.

     THE WRITTEN LOAN AGREEMENT (CONSISTING OF THIS PROMISSORY NOTE AND OTHER WRITTEN INSTRUMENTS EXECUTED AND DELIVERED IN REGARD TO THE SUBJECT INDEBTEDNESSES) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                    NATIONAL INSTRUMENTS CORPORATION,
                                    a Delaware corporation

                                    By:
                                        Joel B. Rollins, Chief Financial Officer

                                   EXHIBIT "4"

                                PLEDGE AGREEMENT

     THIS AGREEMENT is made and entered as of June 30, 1996, by and between National Instruments Corporation, a Delaware corporation ("Pledgor"), and NationsBank of Texas, N.A., a national banking association under the laws of the United States ("Pledgee"). Any capitalized terms used herein without definition shall have the meaning assigned thereto in the Loan Agreement dated as of July 6, 1993, as amended, between Pledgor and Pledgee (the "Loan Agreement").

     WHEREAS Pledgee and Pledgor have entered into the Loan Agreement under which, inter alia, Pledgee agrees to make Loans provided in Article 2 of the Loan Agreement to the Pledgor in accordance with the Terms thereof;

     WHEREAS pursuant to Section 4 of the Loan Agreement, Pledgor has granted or has agreed to grant to Pledgee a pledge of or security interest in all capital stock of National Instruments Japan Corporation ("NIC-Japan"), a wholly-owned subsidiary of Pledgee;

     NOW, THEREFORE THE PARTIES AGREE AS FOLLOWS:

Article 1. Security Interest in Stock

          1.1 Subject to the terms and conditions set forth below, Pledgor hereby creates a security interest of unregistered pledge (ryakushiki shichi) for the benefit of Pledgee to secure all of the obligations of Pledgor to Pledgee under the Loan Agreement of four hundred (400) issued and outstanding shares of stock in NIC-Japan represented by the share certificates listed in
               Schedule 1 hereto (the "Pledged Shares").

          1.2 The security interests granted pursuant to this Article 1 are granted as security only and shall not subject Pledgee to, or transfer or in any way affect or modify, any obligation or liability of Pledgor under the Pledged Shares.


Article 2.  Delivery of Share Certificates


     Pledgor and Pledgee hereby confirm that Pledgor has delivered to Pledgee and Pledgee has received from Pledgor the share certificates representing the Pledge Shares (the "Share Certificates").

Article 3.  New Shares

     Pledgor agrees that, in the event that new shares (the "New Shares") are issued in respect of or in exchange for the Pledged Shares, including, without limitation, as a result of a consolidation, stock split or similar event, Pledgee's Security interest in the Pledged Shares shall extend to the New Shares, and Pledgor in cooperation with Pledgee shall perform all necessary or advisable procedures to effect and perfect a security interest of pledge on the New Shares.

Article 4.  Representations, Warranties and Covenants

     Pledgor hereby represents, warrants and covenants as follows:

          4.1 Pledgor is the sole legal and beneficial owner of the Pledged Shares and has good, clear, sole legal and beneficial title to the Pledged Shares free and clear of any and all liens, claims, pledges or other encumbrances or restrictions of any kind whatsoever; and the Pledged shares constitute all of the issued and outstanding shares of NIC-Japan.

          4.2 Each share of stock which constitutes a portion of the Pledged Shares is validly and duly issued, fully paid and non-assessable and the share Certificates duly represent the Pledged Shares.

          4.3 The Pledged Shares can be pledged without any authorizations, approvals or consents of NIC-Japan or its board of directors, or any governmental bodies.

          4.4  Pledgor  has  the  power  to  execute  and  deliver  this  Pledge
               Agreement and to perform its obligations under this Pledge Agreement.

          4.5 NIC-Japan is a corporation (Kabushiki Kaisha) duly incorporated, organized and validly existing under the laws of Japan.

Article 5.  Voting Rights, Dividends

     Pledgor shall be entitled to exercise any and all voting rights pertaining to the Pledged Shares or any part thereof; and Pledgor shall be entitled to receive any and all dividends paid or payable in cash in respect of the Pledged Shares.

Article 6.  Priority of Loan Agreement

     This Pledge Agreement is executed and delivered pursuant to the Loan Agreement. The Loan Agreement sets forth certain rights and other obligations of the parties and certain provisions concerning the obligation and the collateral securing the same, such as (without limitation) provisions in regard to cross-default, cross-collateralization, refinancing and release of collateral, notice of default and opportunity to cure default. TO THE EXTENT, IF ANY, THAT THE LOAN AGREEMENT IS INCONSISTENT WITH THIS PLEDGE AGREEMENT, THE LOAN AGREEMENT SHALL CONTROL.

Article 7.  Termination of Security Interests

     Upon the repayment in full by the Pledgor of all payment obligations under the Loan Agreement, the pledge created hereunder shall terminate and all rights to the Pledged Shares shall revert to the Pledgor.

Article 8.  Governing Law

     This Agreement shall be governed by and interpreted in accordance with the laws of Japan.


     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement in duplicate as of the date and year first above written.


                                   NATIONAL INSTRUMENTS CORPORATION



                                   By:____________________________________
                                       James J. Truchard, President



                                   NATIONSBANK OF TEXAS, N.A.


                                   By:____________________________________

                                   Name:__________________________________

                                   Title:__________________________________

                                   SCHEDULE 1



        Pledged Shares:


        Issuer: National Instruments Japan Corporation


                  Number of Shares:   400 Shares

                  Share Certificates:  1 certificate representing
                                           400 shares, No. AOO1

                                 EXHIBIT "6.2.5"
                            CERTIFICATE OF COMPLIANCE
                        National Instruments Corporation
     Financial Covenants for the Quarter Ending __________________, 19____.

1.    Event of Default

          The undersigned hereby certifies that, to the best of his/her knowledge, no Events of Default has occurred under that certain Loan Agreement (the "Loan Agreement") between National Instruments Corporation ("Borrower") and NationsBank of Texas, N.A. ("Lender").

          (Or)

          The undersigned hereby certifies that an Event of Default occurred under that certain Loan Agreement (the "Loan Agreement") between National Instruments ("Borrower") and NationsBank of Texas, N.A. ("Lender"). The Event of Default occurred is described as follows:



          Borrower has taken the following steps to cure such Event of Default:


2.   Financial Compliance

     A.  Tangible Net Worth
         Net Worth                                            __________________
         Less:  Intangibles                                   __________________
                Translation Adjustment                        __________________
         Tangible Net Worth                                   __________________
         Minimum                                              __________________
         (Equal to the sum of $65,000,000 plus 50% of net profits on an annual basis for all completed years beginning after fiscal year end 1994)

     B.  Current Maturities Coverage
         (figures for prior four quarters)
         Net Income                                           __________________
         Plus:  Depreciation and Amortization                 __________________
         Subtotal                                             __________________
         Current Maturities Due Next 12 months                __________________
         Coverage Ratio                                       __________________
         Minimum                                                     1.75

     C.  Advances or Loans to third parties which remain outstanding and
         Investments on an annual aggregate basis.           ___________________
         Maximum                                                  $10,000,000

                              Officer Certification

     As an officer of National Instruments Corporation, I have the responsibility for the accuracy of the above information and certify that to the best of my actual knowledge, it is true and correct and no Events of Default were continuing at the close of the period.


National Instruments Corporation

By:_______________________

Title:_____________________

Date:_____________________

                              MODIFICATION OF NOTE

THE STATE OF TEXAS

COUNTY OF TRAVIS

     WHEREAS, NATIONSBANK OF TEXAS, N.A. ("Bank") is the legal and equitable owner and holder of that certain promissory note executed by NATIONAL INSTRUMENTS CORPORATION, a Texas corporation, payable to the order of Franklin Federal Bancorp, a Federal Savings Bank, under date of March 1, 1991, in the principal sum of FOUR MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS
($4,200,000.00), as extended and/or modified by a certain Extension and Modification of Real Estate Note and Lien effective July 9, 1993, recorded in Volume 11980, Page 393, of the Real Property Records of Travis County, Texas, (said note, as so modified, being referred to herein as the "Note") the payment of which is secured by a vendor's lien retained in a deed recorded in Volume 11384, Page 700, of the Official Real Property Records of Travis County, Texas, and by a Deed of Trust (and Security Agreement, Assignment of Rents, and Financing Statement) recorded in Volume 11384, Page 707, of the Real Property Records of Travis County, Texas, covering the following described real property (the "Property"):

     Lot 2, HIDDEN VALLEY - PHASE B, a subdivision in Travis County, Texas, according to the map or plat of record in Volume 85, Page 44D, of the Plat Records of Travis County, Texas; and

     WHEREAS, National Instruments Corporation, a Delaware corporation, ("Maker") is the successor by merger to National Instruments Corporation, a Texas corporation; and
         WHEREAS, Bank and Maker now desire to modify certain terms of the Note; NOW, THEREFORE, KNOW ALL PERSONS BY THESE PRESENTS:

          That for and in consideration of the premises, and the payment by Maker to Bank of the sum of Ten Thousand and No/100 Dollars ($10,000.00), in cash, as a loan modification fee, the receipt of which is hereby acknowledged, the undersigned parties hereby contract, agree, stipulate and covenant as follows:

          (1) As of the effective date hereof, the principal balance remaining on the Note is THREE MILLION FOUR HUNDRED TEN THOUSAND EIGHT HUNDRED ONE AND 39/100 DOLLARS ($3,410,801.39).

          (2) Said principal sum of $3,410,801.39) due on the Note shall hereafter bear interest prior to maturity at the rate of six and forty-five one-hundredths percent (6.45%) per annum.

          (3) The Note shall hereafter be payable, and Maker promises to pay the same, as follows:

                    (a) quarter-annual installments of principal and interest, each in the amount of ONE HUNDRED TWO THOUSAND ONE HUNDRED TEN AND NO/100 DOLLARS ($102,110.00), beginning on the last day of September, 1996, and continuing on the same day of each December, March, June and
                         September thereafter through March, 2000, with each installment being applied first to accrued interest and then to principal; and (b) the entire principal balance remaining, together with interest then accrued and unpaid, on or before July 6, 2000.

          (4) Interest on the Note has been paid current as of the effective date hereof.

          (5) The terms of the Note remain in full force and effect, except as specifically modified hereby. Maker stipulates that liens created or referred to in the above mentioned Deed and Deed of Trust continue in effect to secure the payment of the Note as modified hereby and that said liens are valid, subsisting, first and prior liens on the Property.

          (6) Maker warrants and represents to Bank that the indebtedness evidenced by the Note is subject to no credit, charge, claim or right of offset or deduction of any kind whatsoever. Additionally, Maker hereby forever releases and discharges Bank from any and all claims, demands and causes of action, of any and every nature whatsoever, which arise from or are related, either directly or indirectly, to such indebtedness and/or to collateral securing the same, and are based upon events occurring to date.

          (7) THE WRITTEN LOAN AGREEMENT (CONSISTING OF THIS INSTRUMENT AND OTHER WRITTEN INSTRUMENTS EXECUTED AND DELIVERED IN REGARD TO THE SUBJECT LOAN) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

          THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          EXECUTED effective the 1st day of July, 1996.


                                       MAKER:

                                          NATIONAL INSTRUMENTS CORPORATION,
                                          a Delaware corporation

                                          BY:  /s/  Joel B. Rollins

                                          Joel B. Rollins
                                          (name typed or printed)

                                          ITS:  Vice President Finance

                                       BANK:

                                          NATIONSBANK OF TEXAS, N.A.

                                          BY:  /s/ Eric Kosmin
                                               ERIC KOSMIN, Vice President

THE STATE OF TEXAS

COUNTY OF Travis

     This instrument was acknowledged before me on this the 27th day of June, 1996, Joel B. Rollins, Vice President, Finance of NATIONAL INSTRUMENTS CORPORATION, a Delaware corporation, in behalf of said corporation. To certify which, witness my hand and seal of office.

                                                /s/ Gay F. Glick
                                               Notary Public, State of Texas
                                               Gay F. Glick
                                                 (printed name of Notary)






STATE OF TEXAS

COUNTY OF TRAVIS

     This instrument was acknowledged before me on this the 28th day of June, 1996, by ERIC KOSMIN, Vice President of NATIONSBANK OF TEXAS, N.A., a national banking association, in behalf of said association. To certify which, witness my hand and seal of office.

                                                  /s/  Linda B. Gibson
                                                Notary Public, State of Texas
                                                Linda B. Gibson
                                                  (printed name of Notary)

                   THIRD EXTENSION OF REVOLVING LINE OF CREDIT


THE STATE OF TEXAS

COUNTY OF TRAVIS

     WHEREAS, NationsBank of Texas, N.A. ("Lender") is the legal and equitable owner and holder of that certain Revolving Line of Credit Note executed by National Instruments Corporation, a Texas corporation, payable to the order of Lender under date of July 6, 1993, in the principal sum of Eight Million and No/100 Dollars ($8,000,000.00), as renewed, extended and/or otherwise modified by a certain Extension of Revolving Line of Credit dated June 30, 1994, and by a certain Second Extension of Revolving Line of Credit dated June 30, 1995, executed by Lender and by National Instruments Corporation, a Delaware
Corporation, ("Borrower") successor by merger to National Instruments Corporation, a Texas corporation; and

     WHEREAS, Borrower desires to further extend or rearrange the time or manner of payment of said Revolving Line of Credit Note, and Lender has agreed to extend or rearrange the same as hereinafter provided;

     NOW, THEREFORE, in consideration of the extension or rearrangement of the time or manner of payment of said note as hereinafter set forth by Lender, Borrower hereby renews said note and promises to pay to the order of Lender, at
P. O. Box 908, 501 Congress Avenue, in the City of Austin, Travis County, Texas, the sum of Eight Million Dollars ($8,000,000.00), or such different amount as is actually advanced, together with interest thereon on the balance of the principal sum advanced and remaining unpaid, at a per annum rate or rates determined in accordance with that certain Amended and Restated Loan Agreement (the "Loan Agreement") by and between Lender and Borrower, as follows:

               except as provided in the Loan Agreement with respect to what are referred to therein as Eurodollar Tranches and Foreign Currency Advances, accrued interest is payable quarter-annually beginning on the last day of September, 1996, and continuing on the last day of each December, March, June and September thereafter, through March, 1998, and the entire principal balance, together with accrued and unpaid interest, is due and payable on or before June 30, 1998.

     All liens and security interests which formerly secured the payment of said Revolving Line of Credit Note, are renewed and carried forward to secure the payment of said note, as extended or rearranged hereby.

     All terms and provisions of said original note and of the instrument or instruments securing the same shall be and remain in full force and effect as therein written except as expressly provided herein or in another instrument in writing signed by the parties.

     Borrower warrants and represents to Lender that the indebtedness evidenced by said note is subject to no credit, charge, claim or right of offset or deduction of any kind whatsoever. Additionally, Borrower hereby forever releases and discharges Lender from any and all claims, demands and causes of action, of any and every nature whatsoever, which arise from or are related, either directly or indirectly, to such indebtedness and/or to collateral securing the same, and are based upon events occurring to date.

     THE WRITTEN LOAN AGREEMENT (CONSISTING OF WRITTEN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THE SUBJECT LOAN) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED to be effective the 30th day of June, 1996.

                                 NationsBank of Texas, N.A.


                                 By:  /s/ Eric Kosmin
                                      Eric Kosmin, Vice President


                                 National Instruments Corporation, a Delaware corporation


                                 By:  /s/  Joel B. Rollins
                                     Joel B. Rollins, Chief Financial Officer